Exhibit 10.1

US$135,000,000

FACILITY AGREEMENT

dated 27 June 2008

for

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

arranged by

ABN AMRO BANK N.V., BNP PARIBAS, ING BANK N.V., RAIFFEISEN ZENTRALBANK

ÖSTERREICH AKTIENGESELLSCHAFT AND ZAO RAIFFEISENBANK

with

RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT

acting as Agent

Linklaters CIS

Paveletskaya sq. 2, bld. 2
Moscow 115054

Telephone (+7) 495 797 9797
Facsimile (+7) 495 797 9798

Ref: L-154029

CONTENTS

CLAUSE		PAGE

	SECTION 1
	INTERPRETATION

1.	Definitions and interpretation	1

	SECTION 2
	THE FACILITY

2.	The Facility	15
3.	Purpose	15
4.	Conditions of Utilisation	15

	SECTION 3
	UTILISATION

5.	Utilisation	17

	SECTION 4
	REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment	18
7.	Prepayment and cancellation	19

	SECTION 5
	COSTS OF UTILISATION

8.	Interest	22
9.	Interest Periods	23
10.	Changes to the calculation of interest	23
11.	Fees	24

	SECTION 6
	ADDITIONAL PAYMENT OBLIGATIONS

12.	Tax gross up and indemnities	26
13.	Increased costs	29
14.	Other indemnities	30
15.	Mitigation by the Lenders	31
16.	Costs and expenses	31

	SECTION 7
	GUARANTEE

17.	Guarantee and indemnity	33

	SECTION 8
	REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	Representations	37
19.	Information undertakings	43
20.	Financial covenants	47
21.	General undertakings	49
22.	Events of Default	54

	SECTION 9
	CHANGES TO PARTIES

23.	Changes to the Lenders	59
24.	Changes to the Obligors	62

i

	SECTION 10
	THE FINANCE PARTIES

25.	Role of the Agent and the Arranger	64
26.	Conduct of business by the Finance Parties	68
27.	Sharing among the Finance Parties	68

	SECTION 11
	ADMINISTRATION

28.	Payment mechanics	71
29.	Set-off	74
30.	Notices	74
31.	Calculations and certificates	76
32.	Partial invalidity	76
33.	Remedies and waivers	76
34.	Amendments and waivers	77
35.	USA Patriot Act	77
36.	Counterparts	77

	SECTION 12
	GOVERNING LAW AND ENFORCEMENT

37.	Governing law	78
38.	Arbitration	78
39.	Jurisdiction	79

THE SCHEDULES

ii

THIS AGREEMENT is dated 27 June 2008 and made between:

(1)         CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”, a closed joint stock company established and existing under the laws of the Russian Federation with main state registration number 1027700151852 and having its registered address at 3RD Khoroshevskaya Str., 12, 123298, Moscow, Russian Federation (ZAO CTC or the “Borrower”);

(2)         THE SUBSIDIARIES of CTC Media listed in Part I of Schedule 1 as original guarantors (the “Original Guarantors”);

(3)         ABN AMRO BANK N.V., BNP PARIBAS, ING BANK N.V., RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT and ZAO RAIFFEISENBANK as mandated lead arrangers (whether acting individually or together the “Arranger”);

(4)         THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”); and

(5)         RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.           DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Acquisition” means the purchase by the Borrower of: (i) 49 per cent of the issued share capital of the Target; (ii) 10 per cent of the charter capital of Nomad; (iii) 10 per cent of the charter capital of MRG; (iv) 49 per cent of the charter capital of Premi; and (v) 49 per cent of the charter capital of Zollen, pursuant to the Acquisition Agreement.

“Acquisition Adjustment Amount” has the meaning given to it in Clause 7.3 (Acquisition).

“Acquisition Agreement” means the sale and purchase agreement between the Borrower as purchaser, MTG AB as seller and MTG Group AB dated 10 March 2008 (as amended by the amendment agreement dated 16 April 2008).

“Acquisition Closing Date” means the date of completion of the Acquisition.

“Acquisition Documents” means the Acquisition Agreement, the guarantee agreement between CTC Media, MTG AB and MTG Group AB dated 10 March 2008 (as amended by the amendment agreement dated 16 April 2008), all other material documents relating to the Acquisition as agreed between both the Borrower and the Agent (on behalf of the Original Lenders) and any updates or amendments thereto.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formula).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Alfa Group” means CTF and its Subsidiaries from time to time.

“Anti-Terrorism Laws” means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation administered by OFAC, and any similar law enacted in the United States after the Signing Date.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the Signing Date to and including the date which is 60 days after the Signing Date.

“Balance Note” means the promissory note issued by the Borrower in connection with the Acquisition.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Break Costs” means the amount (if any) by which:

(a)            the interest, excluding the Margin, which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Broadcasting Affiliate” means an independent affiliate with which the relevant entity or any of its Subsidiaries has a network affiliation agreement (whether or not in writing).

“Broadcasting Authorisations” means any Authorisation from any governmental or other regulatory authority necessary in order for any Obligor or Material Subsidiary to conduct its business in accordance with the Broadcasting Laws.

“Broadcasting Licences” means any one or more television broadcasting licences for the provision of television broadcasting services.

“Broadcasting Laws” all laws and regulations which relate to television broadcasting that are applicable to any Obligor or Material Subsidiary and/or the business of any Obligor or Material Subsidiary.

“Business Day” means

(a)            for the purposes of Clause 7.4 (Voluntary cancellation) and Clause 7.5 (Voluntary prepayment of the Loan), a day (other than a Saturday or Sunday) on which banks are open for general interbank business in New York, Moscow and Vienna; and

(b)           for any other purpose, a day (other than a Saturday or Sunday) on which banks are open for general interbank business in London, New York, Moscow, Vienna and Amsterdam.

“Cash” has the meaning given to it in Clause 20.3 (Definitions).

“Cash Equivalent Investments” has the meaning given to it in Clause 20.3 (Definitions).

“Change of Control Event” means any of the following events:

(a)            MTG AB and/or Alfa Group cease to directly or indirectly jointly control at least 50 per cent. plus one share of (i) the shares entitling the holder to vote for the election of directors to the Board of Directors or (ii) the share capital, of CTC Media;

(b)           MTG AB ceases to directly or indirectly control at least 25 per cent. plus one share of (i) the shares entitling the holder to vote for the election of directors to the Board of Directors or (ii) the share capital, of CTC Media; and/or

(c)            CTC Media ceases to directly or indirectly control at least 100 per cent. of (i) the shares entitling the holder to vote for the election of directors to the Board of Directors or (ii) the share capital, of the Borrower.

“Commitment” means:

(a)            in relation to an Original Lender, the amount in Dollars set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)           in relation to any other Lender, the amount in Dollars of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed in writing between the Borrower and the Agent.

“Controlled Group” means an entity, whether or not incorporated, which is under common control with an Obligor within the meaning of section 4001 of ERISA or is part of a group that includes an Obligor and that is treated as a single employer under section 414 of the Internal Revenue Code. When any provision of this Agreement relates to a past event, the term “member of the Controlled Group” includes any person that was a member of the Controlled Group at the time of that past event.

“CTC Media” means CTC Media, Inc., a corporation incorporated under the laws of Delaware with registration number 2210850 and registered address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, United States of America.

“CTF” means CTF Holdings Limited, a company registered in Gibraltar with its registered office at Suite 2, 4 Irish Place, Gibraltar.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Designated Amount” has the meaning given to it in Clause 12.1 (Definitions).

“Designated Lender” has the meaning given to it in Clause 12.1 (Definitions).

“Designated Person” means a person or entity:

(a)            listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)           named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(c)            with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

“Disruption Event” means either or both of:

(a)            a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by and is beyond the control of any of the Parties; or

(b)           the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)             from performing its payment obligations under the Finance Documents; or

(ii)            from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

“Dollars” and “US$” means the lawful currency for the time being of the United States of America.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)            air (including air within natural or man-made structures, whether above or below ground);

(b)           water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)            land (including land under water).

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)            have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)           provide remedies or compensation for harm or damage to the Environment; or

(c)            relate to Hazardous Substances or health and safety matters.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“ERISA” means the US Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a Controlled Group of any Obligor.

“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 24 September 2001, as amended.

“Extending Lender” means a Lender that has consented to the Borrower’s term extension request pursuant to paragraph (c) of Clause 6.2 (Extension option).

“Extension Option Date” means 22 June 2009.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Facility” means the term loan facility with an extension option made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the Signing Date between the Arranger and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)            moneys borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)            any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be required to be capitalised on the balance sheet of the Group;

(e)            receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)            any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)           any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)           shares which are expressed to be redeemable other than at the sole option of the issuer or by virtue of any relevant law or regulation in relation to share buy-backs;

(i)             any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)             without double counting the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

“Group” means CTC Media and its Subsidiaries from time to time to the extent such Subsidiaries are consolidated with CTC Media under its most recent US GAAP consolidated financial statements (to include, for the avoidance of doubt, the Borrower and its Subsidiaries and, from the Acquisition Closing Date, the Target Group).

“Group Structure Chart” means the Group structure chart delivered to the Agent pursuant to Clause 4.1(Initial conditions precedent) as updated by an Obligor under paragraph (e) of Clause 19.4 (Information: miscellaneous).

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by the Arranger to selected financial institutions before the Signing Date.

“Intellectual Property Rights” means all patents, designs, copyrights, topographies, trade marks, service marks, trading names, domain names, rights in confidential information, programming rights (including third party programming rights) and know-how, any other intellectual property and any associated or similar rights, and any interest in any of the foregoing (in each case whether registered or unregistered and including any related licences and sub-licences of the same, applications and rights to apply for the same and wherever subsisting).

“Interest Expense” has the meaning given to it in Clause 20.3 (Definitions).

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986 (26 U.S.C. §§ 1 et seq.), as amended from time to time.

“Lender” means:

(a)            any Original Lender; and

(b)           any person which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan:

(a)            the applicable Screen Rate; or

(b)           if no Screen Rate is available for Dollars or for the Interest Period of the Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. on the Quotation Day for the offering of deposits in Dollars for a period comparable to the Interest Period for the Loan.

 “LMA” means the Loan Market Association.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

“Majority Lenders” means:

(a)            if there is no Loan then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)           at any other time, a Lender or Lenders whose participations in the Loan then aggregate more than 66 2/3% of the outstanding Loan.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula) and as certified (in reasonable detail) to the Borrower by the relevant Lender acting through the Agent.

“Margin” means 3 per cent. per annum.

“Margin Stock” means “margin stock” or “margin security” within the meaning of Regulation U or X.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)            the business, financial condition, performance, assets or prospects of any Obligor or the Group (taken as a whole);

(b)           the ability of an Obligor to perform and comply with its obligations under any Finance Document; or

(c)            the validity, legality or enforceability of any Finance Document, or the rights or remedies of any Finance Party thereunder.

“Material Subsidiary” means, from time to time, any Subsidiary of CTC Media that:

(a)            together with its Subsidiaries, the total assets or total revenues of which as at the date as at which the Group’s latest consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent. or more of the consolidated total assets or total revenues of the Group (all as calculated by reference to the latest audited consolidated financial statements of the Group delivered pursuant to paragraphs (a) of Clause 19.1 (Financial Statements)); or

(b)           to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary.

For the purposes of this definition:

(i)             if a Subsidiary becomes a Material Subsidiary pursuant to paragraph (b) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary; and

(ii)            if a Subsidiary is acquired by the Group after the end of the financial period to which the latest consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest financial statements until consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared. This paragraph (ii) shall not apply to the Target for the 2008 financial year.

“Merger” means the reorganisation of Nomad, Premi and Zollen, whereby Premi and Zollen will be merged by means of accession into Nomad.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)            if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)           if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“MRG” means OOO “MRG”, a limited liability company organised under the laws of the Russian Federation.

“MTG AB” means MTG Broadcasting AB, a company incorporated under the laws of Sweden.

“MTG Group AB” means Modern Times Group MTG AB, a company incorporated under the laws of Sweden.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“New Lender” has the meaning given to it in Clause 23.1 (Assignments and transfers by the Lenders).

“Nomad” means OOO “Nomad”, a limited liability company organised under the laws of the Russian Federation.

“Non-Extending Lender” means a Lender that is not an Extending Lender following the exercise of Clause 6.2 (Extension Option).

“Novy Kanal” means Closed Joint Stock Company “New Channel”, a closed joint stock company organised under the laws of the Russian Federation with main state registration number 1047796750880 and having its registered address at 3RD Khoroshevskaya Str., 12, 123298, Moscow, Russian Federation.

“Obligor” means the Borrower or a Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OIBDA” has the meaning given to it in Clause 20.3 (Definitions).

  “Original Financial Statements” means:

(a)            the consolidated financial statements of the Group for the financial quarter ended 31 March 2008 together with the related notes thereto, prepared in accordance with US GAAP; and

(b)           in relation to each Russian Obligor, its audited financial statements for its financial year ended 31 December 2007, prepared in accordance with RAS.

“Original Obligor” means the Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Payment Confirmation Notice” means a document substantially in the form set out in Schedule 10 (Form of Payment Confirmation Notice).

“Payment Notification” means a document substantially in the form set out in Schedule 11 (Form of Payment Notification).

“Premi” means OOO “Premi”, a limited liability company organised under the laws of the Russian Federation.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“RAS” means generally accepted accounting principles, standards and practices in the Russian Federation.

“Reference Banks” means, in relation to LIBOR and Mandatory Cost, the principal London offices of ABN AMRO N.V., BNP Paribas and ING Bank N.V. or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Regulation T”, “Regulation U” or “Regulation X” means Regulation U or X, as the case may be, of the Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant Interbank Market” means the London interbank market.

“Relevant Lender” has the meaning given to it in Clause 12.1 (Definitions).

“Relevant Period” has the meaning given to it in Clause 20.3 (Definitions).

“Repayment Date” means each date for repayment of the Loan specified in Clause 6.1 (Repayment of Loan).

“Repayment Instalment” means each instalment for repayment of the Loan specified in Clause 6.1 (Repayment of Loan).

“Repeating Representations” means each of the representations set out in Clause 18 (Representations) other than those set out in Clause 18.7 (Deduction of Tax), Clause 18.8 (No filing or stamp tax), Clause 18.10 (No misleading information), Clause 18.11 (Financial statements), Clause 18.12 (No obligation to create Security), paragraph (b) of Clause 18.17 (Licences), Clause 18.23 (Group Structure), Clause 18.24 (Target and Target Group) and Clause 18.28 (Acquisition Documents).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Russian Obligor” means each Obligor established and existing under the laws of the Russian Federation.

“Screen Rate” means the British Bankers Association Interest Settlement Rate for Dollars for the relevant period displayed on the appropriate page of the Reuters screen, calculated, where necessary, by interpolating on a linear basis between the rate quoted in respect of the longest period (for which a rate is quoted) which is less than the Interest Period and that quoted in respect of the shortest period (for which a rate is quoted) which exceeds the Interest Period. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Signing Date” means the date of this Agreement.

“Subsidiary” means, with respect to any person, an entity from time to time of which such person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the share capital or similar right of ownership. For the purpose of this definition, “control” of a person by another means that the other (whether alone or acting in concert with others, whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all, the majority or 50 per cent. including the right to exercise a casting vote, of the members of the board of directors or other governing body of that person or of any other person which controls that person or otherwise controls or has the power to control the affairs and policies of that person or of any other person which controls that person.

“Target” means Closed Joint Stock Company “TV DARIAL”, a closed joint-stock company organised under the laws of the Russian Federation with main state registration number

1027739313205 and having its registered address at Academika Koroleva Str., 4, Building 4, 129515, Moscow, Russian Federation.

“Target Group” means prior to the Merger, the Target, MRG, Nomad, Premi and Zollen and their Subsidiaries from time to time and following the Merger, the Target, MRG and Nomad and their Subsidiaries from time to time.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means, subject to Clause 6.2 (Extension option), 22 June 2010 (except that, if the Termination Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day).

“Total Commitments” means the aggregate of the Commitments, being US$135,000,000 at the Signing Date.

“Total Debt” has the meaning given to it in Clause 20.3 (Definitions).

“Total Net Debt” has the meaning given to it in Clause 20.3 (Definitions).

“Total Shareholder Equity” has the meaning given to it in Clause 20.3 (Definitions).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed in writing between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)            the proposed Transfer Date specified in the Transfer Certificate; and

(b)           the date on which the Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories and possessions.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States, as amended.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) or any other United States federal or state bankruptcy, insolvency or similar law.

“US GAAP” means generally accepted accounting principles, standards and practices in the United States of America.

“US Obligor” means a Guarantor that is organised, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia).

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is disbursed by the Agent.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Zollen” means OOO “Zollen”, a limited liability company organised under the laws of the Russian Federation.

1.2         Construction

(a)         Unless a contrary indication appears, any reference in this Agreement to:

(i)             the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)            “assets” includes present and future properties, revenues and rights of every description;

(iii)           a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(iv)          “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)          a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)         a provision of law is a reference to that provision as amended or re-enacted; and

(viii)        a time of day is a reference to London time.

(b)         Section, Clause and Schedule headings are for ease of reference only.

(c)         Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)         A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3         Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2

THE FACILITY

2.           THE FACILITY

2.1         The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility with an extension option in Dollars in an aggregate amount equal to the Total Commitments.

2.2         Finance Parties’ rights and obligations

(a)         The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)         The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)         A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.           PURPOSE

3.1         Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards discharge of its liability under the Balance Note. To the extent its liability under the Balance Note has been fully discharged, the Facility may be used for general corporate purposes, including future acquisitions.

3.2         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.           CONDITIONS OF UTILISATION

4.1         Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2         Further conditions precedent

              The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)            no Default is continuing or would result from the proposed Loan; and

(b)           the Repeating Representations to be made by each Obligor are true in all material respects.

4.3         Maximum number of Utilisations

The Borrower may only deliver one Utilisation Request in respect of the Facility.

SECTION 3

UTILISATION

5.           UTILISATION

5.1         Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10:00 a.m. on the day falling three Business Days before the proposed Utilisation Date.

5.2         Completion of a Utilisation Request

(a)         The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)             the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)            the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)           the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)          it specifies the account and bank to which the proceeds of the Utilisation are to be credited.

(b)         Only one Loan may be requested in the Utilisation Request.

5.3         Currency and amount

(a)         The currency specified in the Utilisation Request must be Dollars.

(b)         The amount of the proposed Loan must be:

(i)             a minimum of US$10,000,000 and an integral multiple of US$1,000,000; or

(ii)            in any event such that it is less than or equal to the Total Commitments.

5.4         Lenders’ participation

(a)         If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the proposed Utilisation Date through its Facility Office.

(b)         The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments.

(c)         The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by 4.00 p.m. on the day falling three Business Days before the proposed Utilisation Date.

5.5         Cancellation of Commitment

The unused portion of each Lender’s Commitment shall be immediately cancelled at the earlier of (a) the Utilisation Date and (b) the end of the Availability Period for the Facility.

5.6         Disbursement

For the avoidance of doubt and without limiting any other term under this Agreement, the Loan shall be disbursed by the Agent to the Borrower in one transfer and otherwise pursuant to Clause 28.2 (Distributions by the Agent).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.           REPAYMENT

6.1         Repayment of Loan

(a)         The Borrower shall repay the Loan in instalments on each Repayment Date in an amount equal to the Repayment Instalment set out opposite that Repayment Date in the following table:

Repayment Date	Repayment Instalment for all Lenders

expressed as a percentage of the Loan outstanding at the close of business on the last day of the Availability Period

22 December 2008	25%

22 June 2009	25%

	Repayment Instalment for all Non-Extending Lenders	Repayment Instalment for all Extending Lenders

	expressed as a percentage of the aggregate amount of each Non-Extending Lender’s participation in the Loan outstanding immediately following the second Repayment Date	expressed as a percentage of the aggregate amount of each Extending Lender’s participation in the Loan outstanding immediately following the second Repayment Date

22 December 2009	50%	25%

Termination Date (for Non-Extending Lenders)	50%	25%

22 December 2010	nil	25%

Termination Date (for Extending Lenders)	nil	25%

For the avoidance of doubt, (i) the Loan shall be fully repaid in accordance with the table above and no amount of any Lender’s participation in the Loan shall remain outstanding after the relevant Termination Date and (ii) should the Loan outstanding on a Repayment Date be less than the amount of the relevant Repayment Instalment, the Borrower shall only repay the amount of the Loan that remains outstanding.

(b)         The Borrower may not reborrow any part of the Facility which is repaid.

6.2         Extension Option

(a)         The Borrower may request to extend the Termination Date by 12 Months by delivery of an extension request notice received by the Agent not less than 45 (nor more than 60) days before the Extension Option Date.

(b)         The Agent shall promptly notify each Lender of any such request.

(c)         Each Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to the request at least 30 days before the Extension Option Date.

(d)         The Termination Date shall be extended by 12 Months in relation to each Extending Lender’s participation in the Loan. For the avoidance of doubt, if a Lender fails to respond, such Lender shall be deemed to have declined such request and the participation of that Lender and any Lender which declines the request, shall be repaid on that basis.

(e)         The Agent shall promptly notify the Borrower and the Lenders which of the Lenders have agreed to the request.

(f)          There may be only one extension of the Termination Date.

(g)         If any extension is so agreed, the Borrower shall pay to the Agent (for the account of each Extending Lender) a fee to be agreed prior to the extension request on that Extending Lender’s participation in the Loan as at the Extension Option Date. That fee shall be payable 10 Business Days following the Extension Option Date.

(h)         If (i) Lenders whose aggregate participations represent 75 per cent or more of the outstanding Loan decline the extension request or (ii) no extension fee can be agreed in accordance with paragraph (g) of this Clause 6.2, then the Borrower may, by providing the Agent with notice of such no later than 10 Business Days prior to the Extension Option Date, revoke its extension request made under paragraph (a) of this Clause 6.2.

7.           PREPAYMENT AND CANCELLATION

7.1         Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)            that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)           upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)            the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2         Change of control

On the occurrence of any Change of Control Event:

(a)            the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(b)           if a Lender so requires, the Agent shall, by not less than 10 Business Days notice to the Borrower, cancel the Commitment of that Lender and declare the participation of that Lender in the outstanding Loan, together with accrued interest thereon, and all other amounts accrued under the Finance Documents in relation thereto due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become due and payable on the date set out in the notice to the Borrower.

7.3         Acquisition

(a)         In this Clause 7.3 (Acquisition), “Acquisition Adjustment Amount” means any amount received or recovered by a member of the Group in respect of any Acquisition Document or related claim or against the provider of any related report, after deducting related reasonable third party expenses and any taxes payable, or an adjustment downwards in the purchase price for the Acquisition, to the extent such amounts received or recovered are in an aggregate amount exceeding US$20,000,000 (or its equivalent in another currency or currencies).

(b)         The Obligors shall ensure that any Acquisition Adjustment Amount is applied in prepayment of the outstanding Loan on the last day of the Interest Period in which it was received or recovered by the relevant member of the Group or, if received or recovered less than five Business Days before the end of that Interest Period, on the last day of the following Interest Period.

(c)         Paragraph (b) above does not apply to any Acquisition Adjustment Amount to the extent it:

(i)             relates to a loan granted by a member of the Group to another member of the Group;

(ii)            is contractually committed to be applied within six Months of receipt or recovery by the relevant member of the Group; or

(iii)           is committed to be applied to replace the assets or meet the liabilities to which that Acquisition Adjustment Amount relates within 12 Months of receipt or recovery.

7.4         Voluntary cancellation

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000) of the Total Commitments without premium or penalty. Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders rateably.

7.5         Voluntary prepayment of the Loan

(a)         The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$2,000,000 and an integral multiple of US$1,000,000).

(b)         The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the Utilisation Date).

7.6           Right of repayment and cancellation in relation to a single Lender

(a)           If:

(i)             any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

(ii)            any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased costs); or

(iii)           any Mandatory Costs are payable to any Lender by the Borrower under paragraph (c) of Clause 8.1 (Calculation of Interest),

the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)         On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)         On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan.

7.7         Restrictions

(a)         Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)         Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)         The Borrower may not reborrow any part of the Facility which is prepaid.

(d)         The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)         No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)          If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)         For the avoidance of doubt, any prepayment shall reduce the repayment obligations of the Borrower accordingly.

SECTION 5

COSTS OF UTILISATION

8.           INTEREST

8.1         Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)            Margin;

(b)           LIBOR for that Interest Period; and

(c)            Mandatory Cost, if any.

8.2         Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3         Default interest

(a)         If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2  per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)         If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:

(i)             the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period; and

(ii)            the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent. per annum and the rate which would have applied if the overdue amount had not become due.

(c)         Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4         Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.           INTEREST PERIODS

9.1         Selection of Interest Periods

(a)         The first Interest Period for the Loan shall start on the Utilisation Date and end on 22 September 2008.

(b)         Following the first Interest Period, the Borrower may select an Interest Period for the Loan in a Selection Notice.

(c)         Each Selection Notice for the Loan is irrevocable and must be delivered to the Agent by the Borrower not later than 10:00 a.m. on the day falling five Business Days before the first day of the relevant Interest Period.

(d)         Subject to this Clause 9, the Borrower may select an Interest Period of three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

(e)         If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to paragraph (f) below, be three Months.

(f)          An Interest Period for the Loan shall not extend beyond any Repayment Date or the Termination Date.

(g)         Subject to paragraph (a) above, each Interest Period for the Loan shall start on the last day of its preceding Interest Period.

9.2         Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.         CHANGES TO THE CALCULATION OF INTEREST

10.1       Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2       Market disruption

(a)         If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)             the Margin;

(ii)            the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select; and

(iii)           the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)         In this Agreement “Market Disruption Event” means:

(i)             at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(ii)            before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 35 per cent. of the Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3       Alternative basis of interest or funding

(a)         If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)         Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4       Break Costs

(a)         The Borrower shall, within five Business Days of demand (which shall include sufficient details of the calculation) by a Lender (acting through the Agent), pay to the Agent (for distribution to the relevant Lender) that Lender’s certified Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)         Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.         FEES

11.1       Commitment fee

(a)         The Borrower shall pay to the Agent (for the account of each Lender) a fee in Dollars computed at the rate of 40 per cent. of the Margin on that Lender’s Commitment for the Availability Period.

(b)         The accrued commitment fee will be calculated on a daily basis, will accrue from the Signing Date until (and including) the day falling immediately before the Utilisation Date and is payable on the Utilisation Date or, if cancelled in full prior to the end of the Availability Period, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2       Arrangement fee

The Borrower shall pay to the Agent (for the account of the Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter (which, for the avoidance of doubt, is a Finance Document).

11.3       Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter (which, for the avoidance of doubt, is a Finance Document).

11.4       Documentation agent and co-ordination fee

The Borrower shall pay to BNP Paribas a documentation agent and co-ordination fee in the amount and at the times agreed in a Fee Letter (which, for the avoidance of doubt, is a Finance Document).

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.         TAX GROSS UP AND INDEMNITIES

12.1       Definitions

(a)         In this Agreement:

“Designated Amount” means each amount in Dollars set opposite a Designated Lender’s name under the heading “Designated Amount” in Part III of Schedule 1 (The Original Parties) as transferred or assigned from time to time under this Agreement.

“Designated Lender” means:

(i)             any financial institution who is listed in Part III of Schedule 1 (The Original Parties) as a designated lender; and

(ii)            any person which has received from any such financial institution a direct or indirect transfer or assignment of a Designated Amount (whether in whole or in part),

and in each such case, only for so long as such person is not a Qualifying Lender but is a Lender and only in respect of the relevant Designated Amount.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means any Lender which is situated for tax purposes in the Russian Federation or in a Tax Treaty Jurisdiction.

“Relevant Lender” means a Qualifying Lender or a Designated Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by the Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Tax Treaty Jurisdiction” means a jurisdiction which has in force a double tax treaty with the Russian Federation (or with the Union of Soviet Socialist Republics to which the Russian Federation has succeeded) which provides for full exemption from Russian withholding tax on interest derived from a source within the Russian Federation payable to a resident of such jurisdiction.

(b)         Unless a contrary indication appears, in this Clause 12, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2       Tax gross-up

(a)         Each Obligor shall make all payments required to be made by it under the Finance Documents to the Finance Parties without any Tax Deduction, unless a Tax Deduction is required by law.

(b)         The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Borrower.

(c)         Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor to the applicable Finance Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)         An Obligor is not required to make an increased payment to a Lender under paragraph (c) above if, on the date on which the payment falls due, the Lender:

(i)             is not, or has ceased to be, a Relevant Lender (other than, in the case of a Qualifying Lender, as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority); or

(ii)            has not provided the tax forms it is required to provide in accordance with Clause 12.8 (Tax forms).

(e)         If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by law.

(f)          Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a copy of the payment order(s) for such payment stamped by the bank from which the payment was initiated.

12.3       Tax indemnity

(a)         The Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party (acting reasonably) determines has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)         Paragraph (a) above shall not apply:

(i)             with respect to any Tax assessed on a Finance Party:

(A)         under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(B)          under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)            to the extent a loss, liability or cost:

(A)         is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)          would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

(c)         A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent in reasonable detail of the event which will give, or has given, rise to the claim and the calculations of the claimed amount, following which the Agent shall so notify the Borrower.

(d)         A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4       Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)            a Tax Credit is attributable to that Tax Payment; and

(b)           that Finance Party has obtained, will be able to utilise and retain that Tax Credit,

the Finance Party shall pay promptly an amount to the Obligor which that Finance Party determines will leave the Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

12.5       Tax Credit clawback

If any Finance Party makes any payment to the Borrower pursuant to Clause 12.4 (Tax Credit) and such Finance Party subsequently determines that the Tax Credit in respect of which such payment was made was not available or has been withdrawn or that it was unable to obtain, utilise or retain such Tax Credit in full, the Borrower shall reimburse such Finance Party such amount as such Finance Party determines is necessary to place it in the same after-Tax position as it would have been in if such Tax Credit had been obtained, utilised and retained in full by such Finance Party.

12.6       Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7       Value added tax

(a)         All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on such consideration, that Party shall pay to the Finance Party (or directly to the appropriate tax authority, if so required by law) (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)         Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses.

12.8       Tax forms

(a)         No later than 30 Business Days after the Signing Date, and within 30 Business Days from the beginning of each calendar year starting in 2009, each Lender shall provide to the Borrower an apostiled document issued by the relevant tax authority in its jurisdiction of residence confirming that it is a tax resident of that jurisdiction.

(b)         At the request of the Borrower (acting reasonably), each Lender shall use its reasonable efforts to provide any additional documentation or information to the Borrower that may be reasonably necessary for the Borrower to establish a complete or in the case of a Designated Lender, partial exemption from Russian withholding tax in relation to payments of interest under this Agreement.

(c)         Each New Lender shall provide to the Agent (for delivery to the Borrower) an apostiled document issued by the relevant tax authority in its jurisdiction of residence confirming that it is a tax resident of that jurisdiction. Such tax form shall be delivered together with the relevant Transfer Certificate no later than 10 Business Days before the last day of the current Interest Period in which the Transfer Date is to take place.

12.9       Designated Amount

The aggregate amount of the Designated Amounts shall not exceed US$25,000,000.

13.         INCREASED COSTS

13.1       Increased costs

(a)         Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signing Date.

(b)         In this Agreement “Increased Costs” means:

(i)             a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)            an additional or increased cost; or

(iii)           a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signing Date, to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2       Increased cost claims

(a)         A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs), shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)         Each Finance Party (acting through the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and, in reasonable detail, the basis therefore and calculation thereof.

13.3       Exceptions

(a)         Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)             attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)            compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)           compensated for by the payment of the Mandatory Cost; or

(iv)          attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)         In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.         OTHER INDEMNITIES

14.1       Currency indemnity

(a)         If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)             making or filing a claim or proof against that Obligor;

(ii)            obtaining or enforcing an order, judgment or award against that Obligor in relation to any litigation or arbitration proceedings against that Obligor,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)         Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2       Other indemnities

The Borrower shall (or shall procure that another Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)            the occurrence of any Event of Default;

(b)           a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)            funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)           the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3       Indemnity to the Agent

              The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)            investigating any event which it reasonably believes is a Default; or

(b)           acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.         MITIGATION BY THE LENDERS

15.1       Mitigation

(a)         Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)         Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2       Limitation of liability

(a)         The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)         A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.         COSTS AND EXPENSES

16.1       Transaction expenses

(a)         The Borrower shall, within 10 Business Days of presentation of the relevant invoice, pay the Agent and/or the Arranger (as applicable) the amount of all documented costs and expenses reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(i)             this Agreement and any other documents referred to in this Agreement; and

(ii)            any other Finance Documents executed after the Signing Date,

subject to any pre-agreed cap.

(b)         The Borrower shall, within 10 Business Days of presentation of the relevant invoice, pay BNP Paribas the amount of all documented legal fees (subject to a cap as detailed in the fee facsimile from Linklaters CIS to BNP Paribas dated 25 April 2008 (the “Legal Fee Letter”) (provided that the assumptions upon which such cap was provided as set out in the Legal Fee Letter have not been breached or if so, the Borrower has been informed and has agreed to an increase in the cap as a result of such breach)) incurred in connection with the negotiation, preparation, execution and syndication of this Agreement and any other documents referred to in this Agreement.

16.2       Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that pre-agreed request or requirement.

16.3       Enforcement costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any of its rights under, any Finance Document.

SECTION 7

GUARANTEE

17.                           GUARANTEE AND INDEMNITY

17.1                     Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                   guarantees as primary obligor and not merely as surety to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)                                  undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                   agrees with each Finance Party that if, for any reason, any amount claimed by a Finance Party under this Clause 17 is not recoverable on the basis of a guarantee or if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will be liable to indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount when due under or in connection with any Finance Document. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2                     Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part or any increase of the Commitments, and this guarantee constitutes a guarantee of payment and not of collection.

17.3                     Reinstatement

If as a result of insolvency or any similar event:

(a)                                   any payment by an Obligor is avoided, reduced or must be restored; or

(b)                                  any discharge or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part on the basis of any payment, security or other thing which is avoided, reduced or must be restored, then,

(i)                                  the liability of each Obligor shall continue or be reinstated as if the payment, discharge or arrangement had not occurred; and

(ii)                               each Finance Party shall be entitled to recover the value or amount of that payment or security from each Obligor, as if the payment, discharge or arrangement had not occurred.

17.4                     Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                   any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                     any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

17.5                     Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6                     Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may (acting reasonably):

(a)                                   refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause 17.

17.7                     Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                   to be indemnified by an Obligor;

(b)                                  to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment mechanics) of this Agreement.

17.8                     Limitation on guarantee by US Obligors

(a)                            Each US Obligor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents.

(b)                           Each US Obligor represents, warrants and agrees that:

(i)                                                 the aggregate amount of its debts and liabilities, subordinated, contingent or otherwise (including its obligations under the Finance Documents as limited by paragraph (c) below), is not greater than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)                                    its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)                                 it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)                                it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(c)                            Notwithstanding anything to the contrary contained herein or in any other Finance Document, each Finance Party agrees that the maximum liability of each US Obligor under Clause 17.1 (Guarantee and indemnity) shall in no event exceed an amount equal to the greatest amount that would not render such US Obligor’s obligations hereunder and under the other Finance Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law, in each case after giving effect (i) to all other Transfer Law (specifically excluding, however, any liabilities of such US Obligor in respect of intercompany indebtedness to the Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such US Obligor hereunder) and (ii) to the value as assets of such US Obligor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any right to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Obligor pursuant to (A) applicable law, (B) or (C) any other agreement providing for an equitable allocation among such US Obligor and the Borrower and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties.

17.9                     Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or pursuant to Clause 24.4 (Resignation of a Guarantor), then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                   that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                  each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.10               Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.                           REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the Signing Date.

18.1                     Status

(a)                            It is a corporation or company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                           It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2                     Binding obligations

The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof (subject to bankruptcy, insolvency and similar laws of general application relating to creditors’ rights and general principles of equity).

18.3                     Non-conflict with other obligations

                                          The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                   any law or regulation applicable to it;

(b)                                  its or any of its Material Subsidiaries’ constitutional documents; or

(c)                                   any agreement or instrument binding upon it or any of its Material Subsidiaries or any of its or any of its Material Subsidiaries’ assets.

18.4                     Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5                     Validity, enforceability and admissibility in evidence

All Authorisations required:

(a)                                   to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (other than certified Russian translations),

have been obtained or effected and are in full force and effect.

18.6                     Governing law and enforcement

(a)                            The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)                           Any arbitration award obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation in accordance with the 1958 New York Convention on Recognition and Enforcement of Foreign Arbitral Awards, subject to any applicable limitations set forth therein.

18.7                     Deduction of Tax

It is not required under the laws of the Russian Federation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Qualifying Lender, subject to each Qualifying Lender providing its tax forms under Clause 12.8 (Tax forms).

18.8                     No filing or stamp taxes

Under the law of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9                     No default

(a)                            No Event of Default is continuing or might reasonably be expected to result from the making of the Utilisation.

(b)                           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or any of its Material Subsidiaries’) assets are subject.

18.10               No misleading information

(a)                            All of the information supplied by or on behalf of any member of the Group and any representation or statement made by it to any of the Lenders in or in connection with the Finance Documents is true, complete and accurate in all material respects, it has made full investigation of its subject matter and it is not aware of any material facts or circumstances that have not been disclosed to the Lenders and which might reasonably be expected, if disclosed, adversely affect the decision of a person reasonably considering whether or not to provide finance to the Borrower.

(b)                           Any financial projections in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions at the time of such preparation.

(c)                            Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in:

(i)                                      any factual information in the Information Memorandum being untrue or misleading in any material respect;

(ii)                                   any financial projection or expression of opinion or intention in the Information Memorandum being untrue or misleading in any material respect; or

(iii)                                any assumption or ground on which any financial projection or expression of opinion or intention in the Information Memorandum is based being unreasonable.

(d)                           There is no matter disclosed in any disclosure document which has made or would reasonably be expected to make any of the factual information, financial projections or expressions of opinion or intention in the Information Memorandum untrue or misleading in any material respect.

18.11               Financial statements

(a)                            Its respective Original Financial Statements were prepared in accordance with US GAAP or RAS (as applicable) consistently applied.

(b)                           Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of CTC Media) as at the end of and for the relevant financial period.

(c)                            There has been no material adverse change in the business or financial condition of any Obligor (excluding CTC Media) since 31 December 2007 and there has been no material adverse change in the business or consolidated financial condition of the Group, in the case of CTC Media, since 31 March 2008.

18.12               No obligation to create Security

The execution of the Finance Documents by it and the exercise of its rights and performance of its obligations thereunder, will not result in the existence of nor oblige it to create any Security over all or any of its assets, save as contemplated by the Finance Documents.

18.13               Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14               No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started (to the best of its knowledge and belief) or been threatened against it or any of its Material Subsidiaries which, if adversely determined, might reasonably be expected to result in any claims or liabilities exceeding an aggregate amount of US$10,000,000 (or its equivalent in any other currency or currencies).

18.15               Environmental laws and licences

It and each of its Material Subsidiaries has:

(a)                                   complied with all Environmental Laws to which it may be subject;

(b)                                  obtained all Environmental Licences required or desirable in connection with its business; and

(c)                                   complied with the terms of those Environmental Licences,

in each case where failure to do so might reasonably be expected to result in any claims or liabilities exceeding an aggregate amount of US$10,000,000 (or its equivalent in any other currency or currencies).

18.16               Insurance

(a)                            It and each of its Material Subsidiaries maintains insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies:

(i)                                      against those risks, and to the extent, usually insured against by prudent companies located, and carrying on a similar business, in the same or a similar location; and

(ii)                                   against those risks, and to the extent, required by applicable law or by contract.

(b)                           No event or circumstance has occurred, and there has been no failure to disclose a fact, which would entitle any insurer to reduce or avoid its liability under any such insurance.

18.17               Licences

Other than as notified in writing to the Agent no later than five Business Days prior to the Signing Date, it and each of its Material Subsidiaries has:

(a)                                   complied in all material respects with all Broadcasting Laws to which it is subject;

(b)                                  obtained or is in the course of obtaining all Broadcasting Authorisations necessary to conduct its business; and

(c)                                   complied in all material respects with the terms of those Broadcasting Authorisations.

18.18               Compliance with law

Save where such non-compliance does not have a Material Adverse Effect, it and each of its Material Subsidiaries is conducting its business and operations in compliance with all laws applicable to it.

18.19               Intellectual property rights

(a)                                   Save where such non-compliance does not have a Material Adverse Effect, it and each of its Material Subsidiaries owns or has licensed to it on arm’s length terms all the Intellectual Property Rights necessary for the conduct of its business as it is being, or is proposed to be, conducted.

(b)                                  Save where such non-compliance does not have a Material Adverse Effect, it and each of its Material Subsidiaries has taken all necessary action (including payments of fees) to safeguard, maintain in full force and effect and preserve its ability to enforce all such Intellectual Property Rights.

(c)                                   Neither it nor any of its Material Subsidiaries have infringed any Intellectual Property Rights of any third party in any material respect.

(d)                                  There has been no material infringement or threatened or suspected infringement of or challenge to the validity of any Intellectual Property Rights owned by or licensed to it or any of its Material Subsidiaries.

(e)                                   No disclosure has been or will be made of any trade secret which is an Intellectual Property Right and is owned by or licensed to it or each of its Material Subsidiaries other than under enforceable confidentiality undertakings or where such non-compliance does not have a Material Adverse Effect.

18.20               Ownership and title to assets

It and each of its Material Subsidiaries has good and marketable title to, or valid leases or licences of, or is otherwise entitled to use all material assets necessary for the conduct of its business as it is being conducted.

18.21               Payment of taxes

(a)                                   It and each of its Material Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, except where payment is being contested in good faith by appropriate proceedings and it has maintained adequate reserves for those Taxes;

(b)                                  neither it nor its Material Subsidiaries is materially overdue in the filing of any tax returns; and

(c)                                   no material claims are being or are reasonably likely to be asserted against it or any of its Material Subsidiaries with respect to Taxes.

18.22               No material adverse change

Since the date as at which the consolidated Original Financial Statements of CTC Media were stated to be prepared, there has been no material adverse change in the business, financial condition, performance, assets or prospects of the Group.

18.23               Group Structure

As at the Signing Date or, if updated after the Signing Date, as at the date of such update, the Group Structure Chart shows:

(a)                                   each member of the Group and any person in whose shares any member of the Group has an interest (and the percentage of the issued share capital held, and whether legally or beneficially, by that member) as at the Signing Date;

(b)                                  the jurisdiction of incorporation or establishment of each person shown in it; and

(c)                                   the status of each person shown in it which is not a limited liability company or corporation.

18.24               Target and the Target Group

To the best of its knowledge, there are no material liabilities (on or off balance sheet), litigation or unpaid claims that in aggregate exceed US$5,000,000 (or its equivalent in any other currency or currencies) in respect of the Target Group except:

(a)                                   as disclosed in the Acquisition Documents;

(b)                                  as disclosed in the Target Group members’ statutory 2007 financial accounts; or

(c)                                   liabilities incurred during the normal course of business.

18.25               ERISA

It has not and none of its ERISA Affiliates has, during the past five years maintained, contributed to or had an obligation to contribute to any Employee Plan or Multiemployer Plan or has any present intention to do so.

18.26               US Regulation

(a)                            It is not a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920 (16 USC §§791 et seq.).

(b)                           It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940 (15 USC. §§ 80a-1 et seq.)

or subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(c)                            It has not made an “unlawful payment” within the meaning of, and is not in any other way in violation of, the Foreign Corrupt Practices Act (15 USC. §§ 78dd-1 et seq.) or any similar laws.

18.27               Anti-terrorism laws

Neither it nor, to its knowledge, any of its Material Subsidiaries:

(a)                                   is in violation of any Anti-Terrorism Law;

(b)                                  is a Designated Person; or

(c)                                   deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

18.28               Margin Regulations

Neither the making of the Utilisation or the Loan nor the use of proceeds of the Loan will violate the provisions of Regulations T, U or X.

18.29               Acquisition Documents

(a)                            Except as disclosed in writing to the Agent no later than five Business Days before the Signing Date, the Acquisition Documents in the form provided to the Agent:

(i)                                      contain all the material terms of the agreement and arrangements between the Borrower, MTG AB, MTG Group AB and CTC Media (and/or any of their Affiliates) in relation to the Acquisition;

(ii)                                   are in full force and effect in accordance with their terms; and

(iii)                                have not been amended or waived (in whole or in part) and no consent has been given thereunder.

(b)                           Neither it nor any of its Material Subsidiaries is in, or aware of, any breach of or default under any Acquisition Document.

18.30               Repetition

(a)                            The Repeating Representations (and, in the case of paragraph (ii) below, the representations set out in Clauses 18.5 (Validity and admissibility in evidence), 18.7 (Deduction of Tax), and 18.8 (No filing or stamp taxes)) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)                                      the date of the Utilisation Request and the first day of each Interest Period; and

(ii)                                   in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

(b)                           The representations and warranties in paragraphs (b) to (d) of Clause 18.10 (No misleading information) are deemed to be made by the Borrower with respect to the Information Memorandum only: (i) on the Signing Date; (ii) the date the Information Memorandum is approved by the Borrower; and (iii) on any date on which the Information Memorandum is released to the Arranger for distribution in connection with syndication.

(c)                            The representations set out in paragraph (b) of Clause 17.8 (Limitation on guarantee by US Obligors) are deemed to be made by each Additional Guarantor that is a US Obligor the day on which the company becomes an Additional Guarantor.

19.                           INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                     Financial statements

(a)                                   The Borrower or CTC Media (as applicable) shall supply one electronic copy of the following financial statements to the Agent for all the Lenders:

(i)                                  as soon as they become available, but in any event within 120 days of the end of CTC Media’s financial years, CTC Media’s annual audited consolidated financial statements prepared in accordance with US GAAP;

(ii)                               as soon as they become available, but in any event within 45 days of the end of CTC Media’s financial quarter, CTC Media’s unaudited quarterly consolidated financial statements;

(iii)                            as soon as they become available, but in any event within 120 days of the end of the Borrower’s financial years, the Borrower’s annual audited financial statements prepared in accordance with RAS, together with those for each Russian Obligor; and

(iv)                           as soon as they become available, but in any event within 45 days of the end of the Borrower’s financial quarter, the Borrower’s unaudited quarterly statutory financial statements prepared in accordance with RAS, together with those for each Russian Obligor.

(b)                                  If requested by a Lender, the Agent may request one paper copy of the above financial statements from the Borrower or CTC Media (as applicable). The Borrower or CTC Media (as applicable) shall comply with any such request within 10 Business Days.

19.2                     Compliance Certificate

(a)                            CTC Media shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date at which those financial statements were drawn up.

(b)                           Each Compliance Certificate shall be signed by any two of the following authorised officers of CTC Media: the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer, and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements), shall be reported on by CTC Media’s auditors (or another auditor of equal standing at CTC Media’s discretion) in the form agreed by CTC Media and the Lenders prior to the Signing Date.

19.3                     Requirements as to financial statements

The Borrower and CTC Media shall ensure that each set of financial statements delivered pursuant to Clause 19.1 (Financial Statements) is prepared using US GAAP or RAS (as applicable) accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in US GAAP or RAS (as applicable), the accounting practices or reference periods, and the Borrower or CTC Media deliver to the Agent:

(a)                                   a description of any change necessary for those financial statements to reflect the US GAAP or RAS (as applicable), accounting practices and reference periods upon which the Original Financial Statements were prepared (to the extent not described in the notes to those financial statements); and

(b)                                  in relation to the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements), sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether the Financial Covenants have been complied with and make an accurate comparison between the financial position indicated in those financial statements and in the Original Financial Statements.

For the avoidance of doubt, the information in paragraph (b) above shall be provided to the Agent only once with respect to each change in US GAAP accounting practices or reference periods.

19.4                     Information: miscellaneous

Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                   all documents dispatched by an Obligor to its creditors generally at the same time as they are dispatched;

(b)                                  promptly upon becoming aware of them, the details of any:

(i)                                  litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might reasonably be expected to be adversely determined and, if adversely determined, have a Material Adverse Effect; and

(ii)                               claim, notice or other communication in respect of any material breach of any Broadcasting Licence or licensing agreement;

(iii)                            claim, notice or other communication in respect of any actual or alleged material breach of or liability under Environmental Law; and

(iv)                           material labour dispute affecting any member of the Group;

(c)                                   promptly upon becoming aware of it, any material change in the structure of the Group from that set out in the Group Structure Chart;

(d)                                  such information as may be reasonably requested by the Agent (including relevant figures from management accounts) to ascertain whether any Subsidiary of the Group falls within the definition of “Material Subsidiary”;

(e)                                   promptly upon becoming aware of them, the details of any actual or proposed material amendment to or material waiver or material consent under, any material default under, any breach of a party’s material obligations under, and any notice in respect of such amendment, waiver, consent, default, or breach given or received under, any Acquisition Document;

(f)                                     promptly upon becoming aware of them, the details of any actual or potential material claim made by or against any member of the Group under any Acquisition Document, details of the progress of any such claim and notice of the resolution of any such claim; and

(g)                                  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (acting through the Agent) may reasonably request.

19.5                     Notification of default

(a)                            Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                           Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6                     Use of websites

(a)                            Each Obligor (together, the “Website Providers”) may satisfy their obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Website Providers and the Agent (the “Designated Website”) if:

(i)                                      the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                   both the Website Providers and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                                the information is in a format previously agreed between the Website Providers and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Website Providers shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the relevant Website Provider shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                           The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Website Providers and the Agent.

(c)                            The Website Providers shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                      the Designated Website cannot be accessed due to technical failure;

(ii)                                   the password specifications for the Designated Website change;

(iii)                                any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                               any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                  the Website Providers become aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Website Providers notify the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Website Providers under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                           Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Website Providers shall comply with any such request within 10 Business Days.

19.7                     “Know your customer” checks

(a)                            If:

(i)                                      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)                                   any change in the status of an Obligor after the Signing Date; or

(iii)                                a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                           Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                            CTC Media shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 24 (Changes to the Obligors).

(d)                           Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, CTC Media shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

20.                           FINANCIAL COVENANTS

20.1                     Financial condition

                                          CTC Media shall ensure that:

(a)                                   the ratio of Total Net Debt to OIBDA for the then most recently ended Relevant Period shall not exceed 2:1;

(b)                                  the ratio of OIBDA to Interest Expense for any Relevant Period shall not be less than 4.5:1;

(c)                                   Total Shareholder Equity as at the last day of any Relevant Period shall not be less than US$500,000,000; and

(d)                                  the ratio of Total Net Debt to Total Shareholder Equity as at the last day of any Relevant Period shall not exceed 1.5:1.

20.2                     Financial covenant calculations

Total Net Debt, OIBDA, Interest Expense and Total Shareholder Equity shall be calculated and interpreted on a consolidated basis in accordance with US GAAP and shall be expressed in Dollars.

20.3                     Definitions

In this Clause 20.3:

“Cash” means any credit balance on any deposit, savings, current or other account, and any cash in hand, which is:

(a)                                   freely withdrawable on demand;

(b)                                  not subject to any security; and

(c)                                   denominated and payable in freely transferable and freely convertible currency (including, for the avoidance of doubt, Russian Roubles).

“Cash Equivalent Investments” means:

(a)                                   securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union which is rated at least AA by Standard & Poor’s Rating Group or Aa by Moody’s Investors Service, Inc.;

(b)                                  commercial paper or other debt securities issued by an issuer rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc. and with a maturity of less than 12 months; and

(c)                                   certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of less than 3 months, in each case not subject to any security, denominated and payable in freely convertible currency (including, for the avoidance of doubt, Russian Roubles).

“Interest Expense” means, in relation to any Relevant Period:

(a)                                   the aggregate amount of interest and any other finance charges reported in the Group’s financial statements for that Relevant Period under the Statement of Income under the line titled “Interest Expense” (or any replacement category or line); plus

(b)                                  to the extent not already included in paragraph (a) above, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Total Net Debt including:

(i)                                  the interest element of leasing and hire purchase payments;

(ii)                               commitment fees, commissions, arrangement fees and guarantee fees; and

(iii)                            amounts in the nature of interest payable in respect of any shares other than equity share capital,

as determined (except as needed to reflect the terms of this Clause 20) from the financial statements of the Group and Compliance Certificates delivered pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements) and Clause 19.2 (Compliance Certificate).

“OIBDA” means, in relation to any Relevant Period, the total operating income of the Group before taking into account depreciation and amortisation and one-time impairment charges of the Group, to the extent not included in amortisation and depreciation (except in relation to amortisation of programming rights including impairment charges on programming rights), for that Relevant Period, as determined from the financial statements of the Group and compliance certificates.

“Relevant Period” means each period of 12 consecutive Months ending on the last day of each financial year and financial quarter of the Group.

“Total Debt” means, as at any particular time and without duplication, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (other than any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness).

For this purpose, any amount outstanding or repayable in a currency other than Dollars shall on that day be taken into account in its Dollar equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the US GAAP applicable to the Original Financial Statements of the Group.

“Total Net Debt” means, as at any particular time, Total Debt less Cash and Cash Equivalent Investments at that time.

“Total Shareholder Equity” means, as at any particular time, the amount reported in the Group’s financial statements under the balance sheet, under the category titled “Total Liabilities and stockholders equity” and the line titled “total stockholders’ equity” (or any replacement category or line), as determined (except as needed to reflect the terms of this paragraph) from the financial statements of the Group and Compliance Certificates delivered pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements) and Clause 19.2 (Compliance Certificate).

21.                           GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                     Authorisations

                                          Each Obligor shall promptly:

(a)                                   obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                  supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2                     Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3                     Maintenance of pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu in right of payment with all its other unsecured, unsubordinated obligations save where such other obligations are mandatorily preferred by law.

21.4                     Negative pledge

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                           No Obligor shall (and shall ensure that no other member of the Group will):

(i)                                      sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                   sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                                enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                               enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                            Paragraphs (a) and (b) above do not apply to:

(i)                                      any Security created pursuant to any Finance Document;

(ii)                                   any Security which is to be irrevocably discharged or released in full on the Utilisation Date;

(iii)                                any lien arising by operation of law in the ordinary course of trading (including retention of title arrangements) and securing amounts not more than 30 days overdue;

(iv)                               any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (iii) above) does not exceed US$25,000,000 (or its equivalent in any other currency or currencies).

21.5                     Disposals

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                           Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                      made in the ordinary course of trading of the disposing entity;

(ii)                                   as made by any member of the Group to another member of the Group; or

(iii)                                where the book value or fair sale value (whichever is the lower) of the asset disposed of (when aggregated with the book value or fair sale value (as the case may be) of any other asset disposed of under this paragraph (iii) but excluding the book value or fair sale value (as the case may be) of any assets disposed of under paragraph (iii) above) does not exceed US$25,000,000 (or its equivalent in any other currency or currencies) during any financial year of the Group.

21.6                     Merger

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) enter into any amalgamation, demerger, consolidation, merger or corporate reconstruction (including, without limitation, any merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdelyeniye obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva), company liquidation (likvidatsiya obschestva)

or any other company reorganisation (reorganizatsiya obschestva) (as these terms are construed by applicable Russian law)) or otherwise, or any analogous transaction in any relevant jurisdiction.

(b)                           Paragraph (a) above does not apply if the relevant transaction is between:

(i)                                      members of the Target Group in connection with the Merger;

(ii)                                   two members of the Group (excluding the Borrower) in which the surviving entity remains a member of the Group and such surviving entity retains or assumes by operation of law substantially all of the assets of those two members of the Group at the time of the relevant transaction; or

(iii)                                the Borrower and another member of the Group, and: (x) the Borrower is the sole surviving entity; (y) the Borrower retains or assumes by operation of law substantially all of the assets and all of the obligations under the Finance Documents of the two entities at the time of the relevant transaction; and (z) no Default is continuing on the date of such reorganisation or transaction or would occur as a result of such reorganisation or transaction.

21.7                     Change of business

Each Obligor shall ensure that no substantial change is made to the general nature of its business or that of any Material Subsidiary from that carried on at the Signing Date.

21.8                     Maintenance of customary insurance

(a)                            Each Obligor shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies:

(i)                                      against those risks, and to the extent, usually insured against by prudent companies located, and carrying on a similar business, in the same or a similar location; and

(ii)                                   against those risks, and to the extent, required by applicable law or by contract.

(b)                           Each Obligor shall (and shall ensure that each other member of the Group will) promptly pay premiums and do all things necessary to maintain insurances required of it by paragraph (a) above.

21.9                     Environmental undertakings

                                          Each Obligor shall (and shall ensure that each other member of the Group will):

(a)                                   comply with all Environmental Laws to which it may be subject;

(b)                                  obtain all Environmental Licences required or desirable in connection with its business; and

(c)                                   comply with the terms of all those Environmental Licences,

in each case where failure to do so might reasonably be expected to result in any claim or liability exceeding an aggregate amount of US$10,000,000 (or its equivalent in any other currency or currencies).

21.10               Restrictions on acquisitions and investments

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will):

(i)                                      acquire any share in or any equity security issued by any person, or any interest therein; or

(ii)                                   acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person.

(b)                           Paragraph (a) above does not apply to any acquisition where:

(i)                                      such acquisition relates to the Acquisition or an intra-Group transaction;

(ii)                                   the purchase price (when aggregated with the purchase price of each other acquisition made under this paragraph (ii)) does not, for each financial year of the Group (but excluding the first six calendar months of 2008), exceed US$100,000,000 (or its equivalent in any other currency or currencies);

(iii)                                such acquisition relates to a person, or the assets or business of a person, where the principal business of such person, assets or business is in media or a related business;

(iv)                               after giving pro forma effect to such acquisition, CTC Media would continue to be in compliance with its obligations under the financial covenants set out in Clause 20 (Financial Covenants); and

(v)                                  no Default is continuing on the date of such acquisition or would occur as a result of such acquisition.

(c)                            Promptly upon completion of an acquisition permitted under paragraph (b) above, the Borrower shall notify the Agent of such acquisition.

21.11               Arm’s length terms

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) enter into any contract or arrangement with or for the benefit of any other person except another member of the Group (including any disposal to that person) other than in the ordinary course of business, for full market value and on arm’s length terms, other than where such transaction is disclosed as a related party transaction in accordance with US GAAP.

21.12               Restrictions on guarantees

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) give or issue any guarantee, indemnity, bond or letter of credit for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person.

(b)                           Paragraph (a) above does not apply to guarantees, indemnities, bonds, assumptions of liability and letters of credit:

(i)                                      expressly required or permitted by the Finance Documents;

(ii)                                   granted by a member of the Group to another member of the Group; or

(iii)                                for aggregate outstanding amounts that do not at any time exceed $25,000,000 (or its equivalent in any other currency or currencies).

21.13               Restrictions on loans and credit

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) make any loan, or provide any form of credit or other form of financial accommodation to any other person.

(b)                           Paragraph (a) above does not apply to loans, credits and financial accommodation:

(i)                                      expressly permitted by the Finance Documents;

(ii)                                   for normal trade credit in the ordinary course of trading;

(iii)                                made by a member of the Group to another member of the Group; or

(iv)                               for aggregate outstanding amounts that do not at any time exceed $20,000,000 (or its equivalent in any other currency or currencies).

21.14               No material amendments to Acquisition Documents

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) amend, terminate, give any waiver or consent under, or agree or decide not to enforce, in whole or in part, any term or condition of any Acquisition Document without the prior written consent of all the Lenders (such consent not to be unreasonably withheld or delayed), other than amendments, waivers or consents which could not reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

21.15               ERISA

No Obligor or any ERISA Affiliate shall establish, or agree to contribute to, any Employee Plan or Multiemployer Plan.

21.16               US Regulations

Each Obligor shall ensure that it will not, by act or omission, become subject to regulation under any of the laws or regulations described in Clause 18.26 (US Regulation).

21.17               Margin Stock

No Obligor may use the Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

21.18               Compliance with Anti-Terrorism Laws

(a)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Terrorism Law.

(b)                           (i) None of the funds or assets of such Obligor that are used to repay the Facilities shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person and (ii) no Designated Person shall have any direct or indirect interest in such Obligor that would constitute a violation of any Anti-Terrorism Laws.

(c)                            No Obligor shall (and each Obligor shall ensure that no other member of the Group will) fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the prohibitions set forth in any Anti-Terrorism Law.

21.19               Conduct of business

Each Obligor shall (and shall ensure that each of its Material Subsidiaries will) conduct its business in all material respects in accordance with:

(a)                                   all Broadcasting Laws to which it may become subject;

(b)                                  all requirements of the telecommunications and broadcasting regulators of the Russian Federation and any other jurisdiction in which it conducts its business; and

(c)                                   the terms of all relevant Broadcasting Authorisations.

21.20               Maintenance of assets and material Broadcasting Licences

Each Obligor shall (and shall ensure that each of its Material Subsidiaries will) maintain good and marketable title to or valid leases or licences, including all Broadcasting Licences material to its business, of, or rights of use relating to, all assets and Intellectual Property Rights necessary to maintain, develop and operate and otherwise conduct its business as then being conducted by it.

21.21               Prompt payment of Taxes

Each Obligor shall (and shall ensure that each member of the Group will) duly pay all Taxes payable by it, other than Taxes which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves or other appropriate provisions have been made.

21.22               Obligors

The Borrower and CTC Media shall ensure that for each Relevant Period after the Signing Date:

(a)                                   the aggregate of the unconsolidated net assets (excluding any intra-Group loans) of the Obligors (without double counting and excluding any interests in any Subsidiaries which are Obligors) at the end of such Relevant Period equals or exceeds 85 per cent. of the consolidated net assets of the Group at the end of such Relevant Period (calculated in accordance with US GAAP); and

(b)                                  the aggregate of the unconsolidated revenues of the Obligors (without double counting and excluding any dividends or other distributions from Subsidiaries which are Obligors) for such Relevant Period equals or exceeds 85 per cent. of the consolidated revenues of the Group for such Relevant Period (calculated in accordance with US GAAP), in each case calculated by reference to the then most recent unconsolidated financial statements of each Obligor and the then most recent consolidated financial statements of the Group, each required to be delivered pursuant to Clause 19.1 (Financial statements).

22.                           EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 22 is an Event of Default (save for Clause 22.20 (Acceleration).

22.1                     Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                   its failure to pay is caused by administrative or technical error;

(b)                                  its failure to pay is caused by a Disruption Event; and

(c)                                   payment is made within five Business Days of its due date.

22.2                     Financial covenants

Any requirement of Clause 20 (Financial covenants) is not satisfied.

22.3                     Other obligations

(a)                            An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

(b)                           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

22.4                     Misrepresentation

(a)                            Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                           No Event of Default under paragraph (a) above will occur if the misrepresentation or statement is capable of being rendered correct and not misleading, and it is rendered correct and not misleading within 10 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the same.

22.5                     Cross default

(a)                            Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                           Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                            Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                           Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                            No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$5,000,000 (or its equivalent in any other currency or currencies).

22.6                     Insolvency

(a)                            Any member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                           The value of the assets (as determined in accordance with US GAAP) of CTC Media is less than its liabilities (as determined in accordance with US GAAP, taking into account contingent and prospective liabilities as recognised on the balance sheet).

(c)                            The value of the assets (as determined in accordance with RAS) of any Obligor (other than CTC Media) or any Material Subsidiary (other than the Target) is less than its liabilities (as determined in accordance with RAS, taking into account contingent and prospective liabilities as recognised on the relevant balance sheet).

(d)                           A moratorium is declared in respect of any indebtedness of any member of the Group.

22.7                     Insolvency proceedings

Any corporate actions, legal proceedings or other procedure or step are taken in relation to:

(a)                           the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation (other than a voluntary and solvent reorganisation) or liquidation of any member of the Group, including, but not limited to, institution of supervision (nablyudenie), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshneye upravlenie) or bankruptcy proceedings (konkursnoye proizvodstvo) (and such legal proceedings continue for at least 14 days);

(b)                          the suspension of payments or a moratorium on any indebtedness of any member of the Group (and such suspension or moratorium continues for at least 14 days);

(c)                           the presentation or filing of a petition (or similar document) in respect of any member of the Group in any court, state arbitration court (arbitrazhnyi sud) or before any other authority in respect of the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation or liquidation of any member of the Group (and such petition has not been discharged within 14 days);

(d)                          the appointment of a liquidator (likvidator) or a liquidation commission (likvidatsionnaya komissiya), temporary manager (vremenniy upravlaushiy), administrative manager (administrativniy upravlaushiy), external manager (vneshniy upravlaushiy), bankruptcy manager (konkursniy upravlaushiy), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group (and such appointment continues for at least 14 days); or

(e)                           the enforcement of any Security over any asset or assets with an aggregate book value in excess of US$7,500,000 (or its equivalent in any other current or currencies) of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

22.8                     Creditors’ process

Any expropriation, attachment, sequestration, distress or execution is effected against any asset or assets with an aggregate book value in excess of US$7,500,000 (or its equivalent in any other currency or currencies) of any member of the Group.

22.9                     Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

22.10               Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.11               Material adverse change

Any event or circumstance occurs which the Majority Lenders (acting reasonably) believe has or is reasonably likely to have a Material Adverse Effect.

22.12               Expropriation/government intervention

By or under the authority of any government:

(a)                                   any seizure, compulsory acquisition, expropriation, nationalisation or renationalisation is made after the Signing Date of all or any material part of the assets or shares of (or other ownership interest in) any member of the Group;

(b)                                  the management of any member of the Group is displaced (either wholly or in material part) or the authority of any member of the Group in the conduct of its business is wholly or in material part curtailed; or

(c)                                   any member of the Group is otherwise deprived of, or prevented from exercising ownership or control of, its material business or assets.

22.13               Non-compliance with final judgement

Any member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction and such failure is not remedied within seven days of the earlier of (i) the date on which the Agent gives notice thereof to the Borrower and (ii) the date on which the Borrower becomes aware of the same.

22.14               Loss of Broadcasting Licence

(a)                                   At any time:

(i)                                      all Moscow Broadcasting Licences;

(ii)                                   all Saint Petersburg and other cities’ Broadcasting Licences that together represent at least 15 per cent. of the total number of households surveyed as set out in Schedule 9 (Material Licences); or

(iii)                                all Broadcasting Licences of cities representing together at least 15% of the total number of households surveyed as set out in Schedule 9 (Material Licences),

owned by a Subsidiary or Broadcasting Affiliate of CTC Media are suspended, lost, revoked, terminated or effectively cease to be effective, and as a result of which:

(A)                              the Borrower, its Subsidiaries or Broadcasting Affiliates; or

(B)                                Novy Kanal and the Target, and each of their Subsidiaries or Broadcasting Affiliates,

are unable to broadcast in the area covered by the above mentioned Broadcasting Licences for a period of more than 45 days, and by the end of such 45-day period such Broadcasting Licences have not been reissued, replaced or reinstated.

(b)                                  No Event of Default under paragraph (a) above will occur if broadcasting licence 13517 held by the relevant member of the Target Group in Saint Petersburg is suspended, lost, revoked, terminated or effectively ceases to be effective.

22.15               Material adverse change in the Russian Federation

(a)                            The political or economic situation in the Russian Federation deteriorates or an act of war or hostilities, invasion, armed conflict or act of a foreign enemy, revolution, insurrection or insurgency occurs in, or involves, the Russian Federation and such event, in the reasonable opinion of the Majority Lenders, has a Material Adverse Effect.

(b)                           Any foreign exchange law is enacted or introduced in the Russian Federation which has the effect of prohibiting, restricting or delaying any payment by the Borrower under the Finance Documents, and such event, in the reasonable opinion of the Majority Lenders, has a Material Adverse Effect.

22.16               Litigation

Any litigation, arbitration, proceeding or dispute is started or threatened against any member of the Group, in each case (i) which is reasonably likely to be adversely determined and (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect .

22.17               Ownership

An Obligor (other than CTC Media) is not or ceases to be a Subsidiary of CTC Media.

22.18               Acquisition

After the completion of the Acquisition on the Acquisition Closing Date, the Target is not or ceases to be a wholly-owned Subsidiary of CTC Media.

22.19               Use of proceeds of the Facility

The Borrower fails to use the proceeds of the Facility in connection with the purpose specified in Clause 3 (Purpose).

22.20               Acceleration

                                          On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                   cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                  declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                   declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 9

CHANGES TO PARTIES

23.                           CHANGES TO THE LENDERS

23.1                     Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)                                   assign any of its rights; or

(b)                                  transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

23.2                     Conditions of assignment or transfer

(a)                            Subject to paragraphs (b) and (c) below, the prior written consent of the Borrower is required for an assignment or transfer by an Existing Lender.

(b)                           The consent of the Borrower shall not be required if (i) an Event of Default is continuing or (ii) the New Lender is another Lender or an Affiliate of any Lender.

(c)                            The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(d)                           An assignment will only be effective on:

(i)                                      receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                   performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)                            A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(f)                              If:

(i)                                      a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                   as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs) (including without limitation where a Qualifying Lender transfers to a Designated Lender), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred (provided no Event of Default is continuing).

23.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$3,000.

23.4                     Limitation of responsibility of Existing Lenders

(a)                            Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                      has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                   will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                            Nothing in any Finance Document obliges an Existing Lender to:

(i)                                      accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5                     Procedure for transfer

(a)                            Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                            On the Transfer Date:

(i)                                      to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                   each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                               the New Lender shall become a Party as a “Lender”.

23.6                     Copy of Transfer Certificate to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

23.7                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                   to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

(c)                                   to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

(d)                                  for whose benefit that Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.8 (Security over Lenders’ rights),

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking in favour of the Borrower. This Clause supersedes any previous agreement relating to the confidentiality of this information.

23.8                     Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)                                   any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                  in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents;

(ii)                               require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)                            result in an assignment or transfer not otherwise permitted under Clause 23.2 (Conditions of assignment or transfer).

24.                           CHANGES TO THE OBLIGORS

24.1                     Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2                     Additional Guarantors

(a)                            Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.7 (“Know your customer” checks) and to paragraphs (i) and (ii) below, CTC Media may require that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                      CTC Media delivers to the Agent a duly completed and executed Accession Letter; and

(ii)                                   the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)                           The Agent shall notify the Borrower, CTC Media and the Lenders promptly upon being satisfied (acting reasonably) that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

24.3                     Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations and each of the representations set out in Clauses 18.5 (Validity and admissibility in evidence), 18.7 (Deduction of Tax) and 18.8 (No filing or stamp taxes) and paragraph (b) of Clause 17.8 (Limitation on guarantee by US Obligors) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.4                     Resignation of a Guarantor

(a)                            CTC Media may request that a Guarantor ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Borrower, CTC Media and the Lenders of its acceptance if:

(i)                                      Clause 21.22 (Guarantors) is satisfied without the resigning guarantor being included as a Guarantor; and

(ii)                                   no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case).

(c)                            This Clause 24.4 shall not apply to CTC Media, which shall always be a Guarantor under the terms of this Agreement.

SECTION 10

THE FINANCE PARTIES

25.                           ROLE OF THE AGENT AND THE ARRANGER

25.1                     Appointment of the Agent

(a)                            Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2                     Duties of the Agent

(a)                            The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                            If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)                           If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)                            The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3                     Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4                     No fiduciary duties

(a)                            Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                           Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5                     Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6                     Rights and discretions of the Agent

(a)                            The Agent may rely on:

(i)                                      any representation, notice or document believed by it to be genuine, correct and appropriately authorised ; and

(ii)                                   any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                      no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)                                   any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                                any notice or request made by the Borrower (other than the Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                            The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                              Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7                     Majority Lenders’ instructions

(a)                            Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                            The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                           In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                            The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8                     Responsibility for documentation

Neither the Agent nor the Arranger:

(a)                                   is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)                                  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9                     Exclusion of liability

(a)                            Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 28.10 (Disruption to Payment Systems etc)), the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)                            The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                           Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10               Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to Payment Systems etc) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11               Resignation of the Agent

(a)                            The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                           Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                            If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent .

(d)                           The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                            The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                              Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                           After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12               Confidentiality

(a)                            In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.13               Relationship with the Lenders

(a)                            The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

25.14               Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                   the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16               Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.                           CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                   interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.                           SHARING AMONG THE FINANCE PARTIES

27.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                   the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                                  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2                     Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3                     Recovering Finance Party’s rights

(a)                            On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                           If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                   each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                  that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5                     Exceptions

(a)                            This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                   that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.                           PAYMENT MECHANICS

28.1                     Payments to the Agent

(a)                           The Agent shall deliver a duly completed Payment Notification to the Borrower not later than seven Business Days before the last day of an Interest Period.

(b)                           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. For the avoidance of doubt, each such due date and time refers to the date and/or time on which the Agent receives the funds.

(c)                            Any Obligor shall in respect of each payment made by such Obligor to the Agent hereunder procure that the bank through which such Obligor makes such payment shall irrevocably confirm to the Agent by authenticated SWIFT message that it will make such payment. Such authenticated SWIFT message shall be delivered to the Agent no later than midday on the due date of the relevant payment.

(d)                           On each date on which this Agreement requires an amount to be paid by an Obligor or any Lender hereunder, such Obligor or Lender, as the case may be, shall make the same available to the Agent by payment in Dollars and in same day funds (or in such other funds as may for the time being be customary in New York for the settlement in Dollars of international banking transactions in Dollars) to the Agent’s account with the following details:

With:	JP Morgan Chase Bank N.A., New York (CHASUS33)

For the account of:	Raiffeisen Zentralbank Österreich AG, Vienna (RZBAATWW)

Account:	5447 02991

Reference:	CTC/Projectfinance

(or such other account or bank as the Agent may have specified for this purpose on not less than five Business Days notice).

(e)                            The Agent shall in respect of each Repayment Instalment or interest payment made by the Borrower to the Agent hereunder (a “Borrower Payment”) confirm to the Borrower that it received such Borrower Payment by delivery of a Payment Confirmation Notice. The Agent shall (i) deliver a copy of each Payment Confirmation Notice to the Borrower by way of fax delivery not later than the Business Day immediately following the date of the relevant Borrower Payment and (ii) deposit the original of each Payment Confirmation Notice with DHL Couriers or, if unavailable, with another reputable courier company not later than the Business Day immediately following the date of the relevant Borrower Payment for courier delivery to the Borrower.

28.2                    Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

28.3                     Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                     Clawback

(a)                            Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5                     Partial payments

(a)                            If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger under the Finance Documents;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                           The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6                     No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7                     Business Days

(a)                            Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8                     Currency of account

(a)                            Subject to paragraphs (b) to (e) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                           A repayment of the Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                           Unless otherwise agreed to by the Borrower, each payment in respect of costs, expenses or Taxes shall be made in Dollars.

28.9                     Change of currency

(a)                            Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (with the consent of the Borrower (provided no Event of Default is continuing)); and

(ii)                                   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and with the consent of the Borrower (provided no Event of Default is continuing)) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.10              Disruption to payment systems etc.

If either the Agent determines (in its sole discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                           the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                          the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                           the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                          any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)                           the Agent shall not be liable for any damages, costs or losses whatsoever  (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and

(f)                             the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.                           SET-OFF

To the extent not restricted by applicable law and regulations, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch. For the avoidance of doubt, as at the Signing Date applicable laws and regulations of the Russian Federation restrict any such set-off.

30.                           NOTICES

30.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                   in the case of the Borrower, that identified with its name below;

(b)                                  in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                   in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3                     Delivery

(a)                            Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or (in relation to any receiving Party which is not a Russian Obligor) five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                            All notices from or to an Obligor shall be sent through the Agent.

(d)                           Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5                     Electronic communication

(a)                            Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                      agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                   notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                                notify each other of any change to their address or any other such information supplied by them.

(b)                           Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

30.6                     English language

(a)                            Any notice given under or in connection with any Finance Document must be in English.

(b)                           All other documents provided under or in connection with any Finance Document (except for RAS statements) must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.                           CALCULATIONS AND CERTIFICATES

31.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2                     Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                     Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. For the avoidance of doubt, interest on the Loan shall be calculated from the first day of an Interest Period to the day preceding the last day of that Interest Period (both days included in such calculation).

32.                           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.                           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.                           AMENDMENTS AND WAIVERS

34.1                     Required consents

(a)                            Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                           The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2                     Exceptions

(a)                            An amendment or waiver that has the effect of changing or which relates to:

(i)                                      the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                   an extension to the date of payment of any amount under the Finance Documents other than in accordance with Clause 6.2 (Extension option);

(iii)                                a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                               an increase in or an extension of any Commitment;

(v)                                  a change to the Borrower or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

(vi)                               any provision which expressly requires the consent of all the Lenders; or

(vii)                            Clause 2.2 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders), Clause 27 (Sharing among the Finance Parties) or this Clause 34,

shall not be made without the prior consent of all the Lenders.

(b)                           An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

35.                           USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

36.                           COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.                           GOVERNING LAW

This Agreement is governed by English law.

38.                           ARBITRATION

38.1                     Arbitration

Subject to Clause 38.4 (Agent’s option), any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules (the “Rules”) of the LCIA.

38.2                     Procedure for arbitration

(a)                            The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator; and a third arbitrator, who shall serve as Chairman (who shall be a lawyer currently qualified in England and Wales and be admitted to the Bar of England and Wales), shall be appointed by the LCIA within 15 days of the appointment of the second arbitrator.

(b)                           In the event the claimant(s) or the respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA within 15 days of such failure. In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA within 15 days of such failure who shall designate one of them as chairman.

(c)                            If all the parties to an arbitration so agree, there shall be a sole arbitrator appointed by the LCIA within 15 days of such agreement.

(d)                           The seat of arbitration shall be London, England and the language of the arbitration shall be English.

(e)                            Where disputes arise under this Agreement or any other Finance Document which, in the reasonable opinion of the first arbitral tribunal to be appointed in any of the Disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that Dispute shall be consolidated with those to resolve any of the other Disputes (whether or not proceedings to resolve those other Disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the arbitral tribunal so orders, the parties to each Dispute which is a subject of the order shall be treated as having consented to that Dispute being finally decided:

(i)                                      by the arbitral tribunal who ordered the consolidation unless the LCIA decides that it would not be suitable or impartial; and

(ii)                                   in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the arbitral tribunal who ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

38.3                     Recourse to courts

Save as provided in Clause 38.4 (Agent’s option), the parties exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.

38.4                     Agent’s option

Before an arbitrator has been appointed by a Finance Party to determine a Dispute, the Agent may (and, if so instructed by the Majority Lenders, shall) by notice in writing to the Borrower require that all Disputes or a specific Dispute be heard by a court of law. If the Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 39(Jurisdiction).

39.                           JURISDICTION

39.1                     Jurisdiction of English courts

(a)                            The courts of England have exclusive jurisdiction to settle all Disputes.

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                            This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)                                   irrevocably appoints Clifford Chance Secretaries Limited, with its registered office as at the Signing Date at 10 Upper Bank Street, London E14 5JJ, England, as its agent for service of process in relation to any proceedings commenced in accordance with this Agreement; and

(b)                                  agrees that failure by a process agent to notify any Obligor of the process will not invalidate the proceedings concerned.

39.3                     Waiver of damages

In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

39.4                     Waiver of immunity

Each Obligor irrevocably agrees that, should any party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on behalf of it or with respect to its assets, any such immunity being irrevocably waived. Each Obligor irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL GUARANTORS

Name of Original Guarantor	Registration details

CTC MEDIA, INC.	Corporation incorporated under the laws of Delaware with registration number 2210850 and registered address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, United States of America.

CLOSED JOINT STOCK COMPANY “NEW CHANNEL”

Closed joint stock company organised under the laws of the Russian Federation with main state registration number 1047796750880 and having its registered address at 3RD Khoroshevskaya Str., 12, 123298, Moscow, Russian Federation.

LIMITED LIABILITY COMPANY “MARATHON-TV”

Limited liability company organised under the laws of the Russian Federation with main state registration number 1027739137887 and having its registered address at Trehsvyatitelsky B. Pereulok, 2, 109208, Moscow, Russian Federation.

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility Office (country of tax residence)	Commitment (US$)

ABN AMRO BANK N.V.	Netherlands	US$27,250,000

BNP PARIBAS SA	France	US$27,250,000

ING BANK N.V.	Netherlands	US$27,250,000

RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT	Austria	US$13,625,000

ZAO RAIFFEISENBANK	Russia	US$13,625,000

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	United Kingdom	US$12,500,000

DEMIR-HALK BANK (NEDERLAND) N.V.	Netherlands	US$8,500,000

RAIFFEISENLANDESBANK NIEDERÖSTERREICH-WIEN AG	Austria	US$5,000,000

Total Commitments		US$135,000,000

Part III

THE DESIGNATED LENDERS

Name of Designated Lender	Designated Amount (US$ )

N/A	N/A

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.           Finance Documents

Duly executed originals of:

(a)            this Agreement; and

(b)           any Fee Letter.

2.           Original Obligors

(a)         Notarised copies of (i) each Russian Obligor’s duly registered constitutional documents (including any amendments thereto) and certificate of registration thereof in force at the date of each of the Finance Documents, (ii) (A) each Russian Obligor’s registration certificate issued by the competent registration authority and (B) certificate of its entry into the Unified State Registry of Legal Entities issued by the competent tax authority (if applicable), and (iii) in the case of CTC Media, copies of the certificate of incorporation of articles of incorporation of  CTC Media certified as of a recent date by the Delaware Secretary of State and a copy of its bylaws;

(b)         certified copies of all internal approvals and corporate resolutions necessary to authorise each Obligor to execute and perform the Finance Documents to which it is a party and any related documents and the transactions contemplated thereunder (including, but not limited to, any major transaction approvals or interested party transaction approvals required under applicable Russian law);

(c)         if required pursuant to the bylaws of CTC Media, a copy of the resolutions of the shareholders of CTC Media;

(d)         evidence of the authority of the relevant signatories of each Obligor (including the Chief Accountant) to execute the Finance Documents to which it is party and any related documents;

(e)         original certificate issued by each Obligor:

(i)             certifying the sample signature and office of each person that is to execute the Finance Documents to which it is party and any related documents on behalf of such Obligor and certifying that such signatories hold the positions in which capacity they will execute such documents;

(ii)            certifying in case of the Russian Obligors only (A) that none of the Finance Documents to which it is party, and none of the transactions contemplated thereunder, does or will constitute a major transaction or an interested party transaction for it under applicable Russian law, except where requisite corporate approvals authorising all major transactions and all interested party transactions have been obtained by it with respect to such Finance Documents and (B) that the aggregate value of the transactions contemplated under the Finance Documents exceeds 25 per cent. but does not exceed

50 per cent./exceeds 50 per cent. (as applicable) of the balance sheet value of its assets as of the latest reporting date (prepared and calculated in accordance with RAS);

(iii)           in case of the Russian Obligors, confirming that borrowing or guaranteeing, as appropriate, the total commitments would not cause any borrowing or guaranteeing or similar limit binding on it to be exceeded;

(iv)          in case of the Russian Obligors, certifying that each copy document relating to it that that has been provided by it to the Agent under the Facility Agreement and/or any of its legal advisors is correct, complete and in full force and effect as of a date no earlier than each of the Finance Documents to which the relevant Russian Obligor is a party;

(v)           in case of the Russian Obligors, confirming that the conclusion of and the performance by it of its obligations under the Finance Documents to which it is a party and any related documents would not contravene any of its internal orders or regulations or decisions of its governing bodies and the power of the chief executive officer and, where relevant, other authorised signatories to act on its behalf, as defined in its constitutional documents and in any power(s) of attorney issued to any signatory/ies referred to in paragraph (iv) above, is not limited by any of its internal documents or decisions of its governing bodies or by any contract;

(vi)          certificate of the secretary of CTC Media, attaching and certifying the CTC Media documents listed in paragraphs (b) to (d) and (h) to (i);

(f)          evidence that (A) the Borrower has complied or will comply with applicable currency control laws and regulations in respect of the entry into and performance of any Finance Document to which it is party, including a certified copy of the transaction passport (passport sdelki) of the Borrower in relation to the relevant Finance Documents accepted and duly certified by the passport bank and (B) all necessary documents in relation to the Finance Documents have been submitted to the passport bank in accordance with applicable currency control laws and regulations and in form and substance satisfactory to the passport bank, together with certified copies of any of such documents as the Agent may require;

(g)         a certificate as to the existence and good standing (including verification of tax status) of CTC Media, certified as of a recent date by the Delaware Secretary of State, in form and substance satisfactory to the Agent and its counsel;

(h)         a solvency certificate of CTC Media, in form and substance satisfactory to the Agent and its counsel; and

(i)          certificate of an officer of CTC Media, addressed to Linklaters LLP, certifying as to certain factual matters.

3.           Legal opinions

(a)         A legal opinion of Linklaters CIS, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to the Signing Date;

(b)         a legal opinion of Linklaters LLP, legal advisers to the Arranger and the Agent in United States of America, substantially in the form distributed to the Original Lenders prior to the Signing Date; and

(c)         a legal opinion of Linklaters CIS, legal advisers to the Arranger and the Agent in the Russian Federation, substantially in the form distributed to the Original Lenders prior to the Signing Date.

4.           Other documents and evidence

(a)         Evidence that the process agent referred to in Clause 39.2 (Service of process) has accepted its appointment;

(b)         a copy of any other Authorisation or other document, opinion (of Lenders’ counsel) or assurance which the Agent reasonably considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document;

(c)         the Original Financial Statements;

(d)         evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the proposed Utilisation Date;

(e)         the Group Structure Chart;

(f)          a copy of all applicable Acquisition Documents;

(g)         evidence that the Acquisition Closing Date has occurred and no material conditions have been waived or consents given under the Acquisition Documents;

(h)         copies of all applicable Broadcasting Licences of the Target Group;

(i)          certificate of closing indebtedness and disclosure schedule in relation to the Acquisition;

(j)          evidence, based on the Group’s annual forecast (in the form and substance satisfactory to the Agent), that the Group does not breach any Financial Covenant on a pro forma basis for the next four succeeding test dates;

(k)         copies of the latest annual audited financial statements of each Russian Obligor (if applicable) and the 2007 audited financial statements of the Target Group (if available);

(l)          copies of the latest available financial statements of each Russian Obligor prepared in accordance with RAS;

(m)        extract from the Unified State Register Of Legal Entities in relation to each Russian Obligor issued by the competent tax authority no earlier than 30 days prior to the date of each of the Finance Documents;

(n)         an extract from the share register of the Borrower; and

(o)         such other documents or evidence as the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly).

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL GUARANTOR

1.           An Accession Letter duly executed by the Additional Guarantor and CTC Media.

2.           Notarised copies of the Additional Guarantor’s (i) duly registered constitutional documents (including any amendments thereto) and certificate of registration thereof in force at the date of the Accession Letter, (ii) (A) registration certificate issued by the competent registration authority (in case of an Additional Guarantor incorporated in the Russian Federation, such certificate to be provided only if such company is registered before 1 July 2002) and (B) in case of an Additional Guarantor incorporated in the Russian Federation only, certificate of its entry into the Unified State Registry of Legal Entities issued by the competent tax authority.

3.           Certified copies of all internal approvals and corporate resolutions (including, if applicable, shareholders’ resolution) necessary to authorise the Additional Guarantor to execute and perform the Accession Letter and/or other Finance Documents to which it is a party and any related documents and the transactions contemplated thereunder (including, but not limited to, any major transaction approvals or interested party transaction approvals required under applicable Russian law).

4.           Evidence of the authority of the relevant signatories of the Additional Guarantor (including, in case of the Additional Guarantor incorporated in the Russian Federation, of its Chief Accountant) to execute the Accession Letter and/or other Finance Documents to which it is party and any related documents

5.           Original certificate issued by the Additional Guarantor:

(i)             certifying the sample signature and office of each person that is to execute the Accession Letter and/or other Finance Documents to which it is party and any related documents on behalf of that Additional Guarantor and certifying that such signatories hold the positions in which capacity they will execute such documents;

(ii)            in case of an Additional Guarantor incorporated in the Russian Federation only, certifying (A) that none of the Accession Letter and/or other Finance Documents to which it is party, and none of the transactions contemplated thereunder, does or will constitute a major transaction or an interested party transaction for it under applicable Russian law, except where requisite corporate approvals authorising all major transactions and all interested party transactions have been obtained by it with respect to such Accession Letter and/or  Finance Documents and (B) that the aggregate value of the transactions contemplated under the Accession Letter and/or other Finance Documents to which it is a party does not exceed 25 per cent./exceeds 25 per cent. but does not exceed 50 per cent./exceeds 50 per cent. (as applicable) of the balance sheet value of its assets as of the latest reporting date (prepared and calculated in accordance with RAS);

(iii)           confirming that guaranteeing the Total Commitments would not cause any borrowing or guaranteeing or similar limit binding on it to be exceeded;

(iv)          certifying that each copy document relating to it that has been provided by it to the Agent under the Facility Agreement and/or any of its legal advisors is correct, complete and in full force and effect as of a date no earlier than each of the Finance Documents to which the Additional Guarantor is a party; and

(v)           in case of an Additional Guarantor incorporated in the Russian Federation only, confirming that the conclusion of and the performance by it of its obligations under the Accession Letter and/or other Finance Documents to which it is a party and any related documents would not contravene any of its internal orders or regulations or decisions of its governing bodies and the power of the chief executive officer and, where relevant, other authorised signatories to act on its behalf, as defined in its constitutional documents and in any power(s) of attorney issued to any signatory/ies referred to in paragraph (iv) above, is not limited by any of its internal documents or decisions of its governing bodies or by any contract.

6.           A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

7.           If available, the latest audited financial statements of the Additional Guarantor.

8.           A legal opinion of the legal advisers to the Arranger and the Agent in England.

9.           If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Guarantor is incorporated.

10.         If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 39.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From:      CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” as Borrower

To:          RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” - US$135,000,000
Facility Agreement
dated 27 June 2008 (the “Agreement”)

1.           We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.           We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day)

Amount:	[ ] or, if less, the Total Commitments

Interest Period:	the proposed first Interest Period to end on 22 September 2008

3.           We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.           The proceeds of this Loan should be credited to [account].

5.           This Utilisation Request is irrevocable.

Yours faithfully

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

By:	By:

Name:	Name:

Title:	Title: Chief Accountant

PART II

SELECTION NOTICE

From:	CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” as Borrower

To:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” - US$135,000,000
Facility Agreement
dated 27 June 2008  (the “Agreement”)

1.           We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.           We refer to the following Loan with an Interest Period ending on [                   ].

3.           We request that the next Interest Period for the above Loan is [three/six Months].

4.           This Selection Notice is irrevocable.

Yours faithfully

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

By:	By:

Name:	Name:

Title:	Title: Chief Accountant

SCHEDULE 4

MANDATORY COST FORMULA

1.           The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.           On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.           The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in the Loan made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.           The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

per cent. per annum.

Where:

E              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.           For the purposes of this Schedule:

(a)         “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)         “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)         “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.           The resulting figure shall be rounded to four decimal places.

7.           If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.           Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)            the jurisdiction of its Facility Office; and

(b)           any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.           The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above.

10.         The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.         The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.         Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.         The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

From:	[ ] (the “Existing Lender”) and [ ] (the “New Lender”)

Dated:

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” - US$135,000,000
Facility Agreement
dated 27 June 2008  (the “Agreement”)

1.           We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.           We refer to Clause 23.5 (Procedure for transfer):

(a)            The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

(b)           The proposed Transfer Date is [                   ].

(c)            The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3.           The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4.           This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.           This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                   ].

RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

From:	[SUBSIDIARY] and CTC MEDIA, INC.

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”- US$135,000,000
Facility Agreement
dated 27 June 2008  (the “Agreement”)

1.           We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.           [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.           [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.           This Accession Letter is governed by English law.

This Accession Letter has been delivered as a deed on the date stated at the beginning of this Accession Letter.

Yours faithfully

CTC Media, Inc.

Executed as a deed

By:

Name:

Title: [Authorised Signatory]

[Subsidiary]

Executed as a deed

By:	By:

Name:	Name:

Title: [Authorised Signatory]	Title: [Chief Accountant]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

From:	[RESIGNING GUARANTOR] and CTC MEDIA, INC.

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” - US$135,000,000
Facility Agreement

dated 27 June 2008 (the “Agreement”)

1.           We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.           Pursuant to Clause 24.4 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.           We confirm that:

(a)            no Default is continuing or would result from the acceptance of this request; and

(b)           [                   ]

4.           This Resignation Letter is governed by English law.

Yours faithfully

CTC Media, Inc.

By:

Name:

Title: [Authorised Signatory]

[resigning Guarantor]

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

From:	CTC MEDIA, INC.

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY” - US$135,000,000
Facility Agreement
dated 27 June 2008 (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.                                 [We confirm that no Default is continuing.]*

2.                                 We confirm that:

(a)                                   as at [•] the ratio of Total Net Debt to OIBDA for the Relevant Period ending on [•] was [•];

(b)                                  the ratio of OIBDA to Interest Expense for the Relevant Period ending on [•] was [•];

(c)                                   as at [•] Total Shareholder Equity was [•]; and

(d)                                  as at [•] the ratio of Total Net Debt to Total Shareholder Equity was [•].

Signed:	Signed:

[•] of	[•] of
CTC Media, Inc.	CTC Media, Inc.

[We have reviewed the Facility Agreement and audited consolidated financial statements of CTC Media, Inc. for the year ended [                   ].]

*                                  If this statement cannot be made, please modify this text to identify any Default that is continuing and the steps, if any, being taken to remedy it.

[On the basis of that review and audit, nothing has come to our attention which would require any  modification to the confirmations in paragraph 2 of the above Compliance Certificate [or which we know to be a continuing Default].]

for and on behalf of

[name of CTC Media’s auditors (or another auditor of equal standing at CTC Media’s discretion)]

SCHEDULE 9

BROADCASTING LICENCES

City	Number of households surveyed	Percentage
Moscow	550
Balachikha	15
Zheleznodorozhny	10
Zhukovski	9
Korolev	15
Lyubertsy	14
Mitishy	14
Noginsk	10
Odintsovo	11
Podolsk	15
Khimki	15
Shelkovo	10
Yelektrostal	12
	700	20.15%
St Petersburg	190	5.47%
Yaroslavl	80	2.30%
Nizhny Novgorod	78	2.25%
Yekaterinburg	78	2.25%
Chelyabinsk	78	2.25%
Kemerovo	78	2.25%
Krasnoyarsk	78	2.25%
Novosibirsk	78	2.25%
Vladivostok	78	2.25%
Khabarovsk	78	2.25%
Voronezh	77	2.22%
Arkhangelsk	77	2.22%
Samara	77	2.22%
Perm	76	2.19%
Saratov	76	2.19%

City	Number of households surveyed	Percentage
Barnaul	76	2.19%
Omsk	76	2.19%
Tver	75	2.16%
Tula	75	2.16%
Volgograd	75	2.16%
Ulyanovsk	75	2.16%
Tcheboksary	75	2.16%
Tyumen	75	2.16%
Tomsk	75	2.16%
Izhevsk	74	2.13%
Rostov	73	2.10%
Ufa	73	2.10%
Kazan	73	2.10%
Irkutsk	72	2.07%
Krasnodar	70	2.01%
Stavropol	70	2.01%
Arzamas	31	0.89%
Stari Oskol	21	0.60%
Ussuriysk	21	0.60%
Novomoskovsk	20	0.58%
Berezniki	20	0.58%
Kansk	19	0.55%
Rybinsk	18	0.52%
Severodvinsk	17	0.49%
Volszhki	16	0.46%
Novocherkassk	16	0.46%
Togliatti	15	0.43%
Angarsk	14	0.40%
Petrozavodsk	13	0.37%
Balakovo	13	0.37%
Nizhny Tagil	13	0.37%
Sizran	10	0.29%

City	Number of households surveyed	Percentage
Pervouralsk	10	0.29%
Myass	10	0.29%
Nevinnomisk	9	0.26%
Pyatigorsk	9	0.26%
	3,474	100.00%

SCHEDULE 10

FORM OF PAYMENT CONFIRMATION NOTICE

To:	CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

Attn. Anatoly Smirnov
3rd Khoroshevskaya Str. 12
123298 Moscow
Russian Federation

By:	fax to + 7 495 797 41 01, original to follow by courier

From:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

Attn. Christine Neuberger/Mersiha Mehmedovic
Am Stadtpark 9
1030 Vienna
Austria

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”- US$135,000,000
Facility Agreement
dated 27 June 2008 (the “Agreement”)

1.                                 We refer to the Agreement and the above mentioned transaction. This is a Payment Confirmation Notice. Terms defined in the Agreement have the same meaning in this Payment Confirmation Notice.

2.                                 Please be informed that on [date/month/year] we received from you funds in the total amount of US$[xxxx], which relate to the following:

Repayment Instalment:	[xxxx]

Interest:	[xxxx]

Your faithfully

Raiffeisen Zentralbank Österreich Aktiengesellschaft

By:

Name:

Title:

SCHEDULE 11

FORM OF PAYMENT NOTIFICATION

To:	CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

Attn. Anatoly Smirnov
3rd Khoroshevskaya Str. 12
123298 Moscow
Russian Federation

By:	fax to + 7 495 797 41 01, original to follow by courier

From:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT as Agent

Attn. Christine Neuberger/Mersiha Mehmedovic
Am Stadtpark 9
1030 Vienna
Austria

Dated:

Dear Sirs

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”- US$135,000,000
Facility Agreement
dated 27 June 2008 (the “Agreement”)

1.                                 We refer to the Agreement and the above mentioned transaction. This is a Payment Notification. Terms defined in the Agreement have the same meaning in this Payment Notification unless given a different meaning in this Payment Notification.

2.                                 Please be informed that the following amounts become due on [date/month/year]:

Repayment Instalment:	[xxxx]

Interest:	[xxxx]

3.                                 For your information, the above Repayment Instalment and Interest are allocated to the following banks:

Lender (official name)	Facility Office (country of tax residence)	Repayment Instalment	Interest

4.                                 We therefore kindly ask you to arrange payment as follows:

value:	[xxxx]

amount:	[xxxx]

to:	[JP Morgan Chase Bank N.A., New York (CHASUS33)]

in favour of:	[Raiffeisen Zentralbank Österreich AG, Vienna (RZBAATWW)]

account:	[5447 02991]

reference:	[CTC/Projectfinance]

without deduction of any charges and under prior advice to us.

Your faithfully

Raiffeisen Zentralbank Österreich Aktiengesellschaft

By:

Name:

Title:

The Borrower

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

Address:	3rd Khoroshevskaya Str. 12
123298 Moscow
Russian Federation

Fax:	+ 7 495 797 41 01

Attention:	Anatoly Smirnov

By:	/s/ Vladimir Khanumyan	By:	/s/ Chaykovskaya Marina

Name: Vladimir Khanumyan		Name: Chaykovskaya Marina

Title: First Deputy		Title: Chief Accountant
General Director

The Original Guarantors

CTC MEDIA, INC.

By:	/s/ Boris Podolsky

Name: Boris Podolsky

Title: Chief Financial Officer

CLOSED JOINT STOCK COMPANY “NEW CHANNEL”

By:	/s/ Vladimir Khanumyan	By:	/s/ Chaykovskaya Marina

Name: Vladimir Khanumyan		Name: Chaykovskaya Marina

Title: First Deputy		Title: Chief Accountant
General Director

LIMITED LIABILITY COMPANY “MARATHON-TV”

By:	/s/ Sergey Petrov	By:	/s/ Speranskaya Elena

Name: Sergey Petrov		Name: Speranskaya Elena

Title: General Director		Title: Chief Accountant

The Arranger

ABN AMRO BANK N.V.

By:	/s/ [signature illegible]	By:

Name:		Name:

Title:		Title:

BNP PARIBAS

By:	/s/ Geoffrey Holgate	By:	/s/ Yues-Henri Saziou

Name: Geoffrey Holgate		Name: Yues-Henri Saziou

Title: Authorised Signatory		Title: Director

ING BANK N.V.

By:	/s/ Bas Haanraadts	By:	/s/ [signature illegible]

Name: Bas Haanraadts		Name:

Title: Director		Title: Manager

RAIFFEISEN ZENTRALBANK ÕSTERREICH AKTIENGESELLSCHAFT

By:	/s/ B. Ericson-Peichl	By:	/s/ Mersiha Mehmedovic

Name: B. Ericson-Peichl		Name: Mersiha Mehmedovic

Title:		Title:

ZAO RAIFFEISENBANK

By:	/s/ Garin P.V.	By:	/s/ [signature illegible]

Name: Garin P.V.		Name:

Title: Deputy Chairman of the Board		Title: Chief Accountant

The Original Lenders

ABN AMRO BANK N.V.

By:	/s/ [signature illegible]	By:

Name:		Name:

Title:		Title:

BNP PARIBAS SA

By:	/s/ Geoffrey Holgate	By:	/s/ Yues-Henri Saziou

Name: Geoffrey Holgate		Name: Yues-Henri Saziou

Title: Authorised Signatory		Title: Director

ING BANK N.V.

By:	/s/ Bas Haanraadts	By:	/s/ [signature illegible]

Name: Bas Haanraadts		Name:

Title: Director		Title: Manager

RAIFFEISEN ZENTRALBANK ÕSTERREICH AKTIENGESELLSCHAFT

By:	/s/ B. Ericson-Peichl	By:	/s/ Mersiha Mehmedovic

Name: B. Ericson-Peichl		Name: Mersiha Mehmedovic

Title:		Title:

ZAO RAIFFEISENBANK

By:	/s/ Garin P.V.	By:	/s/ [signature illegible]

Name: Garin P.V.		Name:

Title: Deputy Chairman of the Board		Title: Chief Accountant

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Tom Herring	By:	/s/ [signature illegible]

Name: Tom Herring		Name:

Title: Manager		Title: Director – Media Finance

DEMIR-HALK BANK (NEDERLAND) N.V.

By:	/s/ M. Ozan Dereli	By:	/s/ Ayse Cingil

Name: M. Ozan Dereli		Name: Ayse Cingil

Title: Section Manager Corporate Loans Administration		Title: Assistant General Manager

RAIFFEISENLANDESBANK NIEDERÖSTERREICH-WIEN AG

By:	/s/ Claudia Westermayr	By:	/s/ Elisabeth Reiter

Name: Claudia Westermayr		Name: Elisabeth Reiter

Title:		Title:

The Agent

RAIFFEISEN ZENTRALBANK ÖSTERREICH AKTIENGESELLSCHAFT

Address:	Am Stadtpark 9, 1030 Vienna, Austria

Fax:	+43-1-71707-3022

Attention:	Christine Neuberger/Mersiha Mehmedovic

By:	/s/ B. Ericson-Peichl	By:	/s/ Mersiha Mehmedovic

Name: B. Ericson-Peichl		Name: Mersiha Mehmedovic

Title:		Title: